EXHIBIT 10.12

                           LOAN AND SECURITY AGREEMENT

                                 By And Between

                 EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.,
                             A Delaware Corporation

                                    Borrower

                                       And

                       THE FIRST NATIONAL BANK OF MARYLAND

                                     Lender

                        ---------------------------------

                            Revolving Line Of Credit,
                                   Term Loan,
                                       and
                            Equipment Line Of Credit

                        ---------------------------------



                                                     Dated As Of August 22, 1997

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                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

         THIS LOAN AND SECURITY AGREEMENT is dated as of August 22, 1997, by and between EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC., a Delaware corporation ("BORROWER"), and THE FIRST NATIONAL BANK OF MARYLAND, a national banking association ("LENDER").

                                    RECITALS
                                    --------

         The BORROWER has applied to the LENDER for certain credit accommodations. The LENDER is willing to provide the requested credit accommodations to the BORROWER upon the terms and conditions of this Loan And Security Agreement, and upon the granting by the BORROWER to the LENDER of the security interests, liens, and other assurances of payment provided for in this Loan And Security Agreement.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                    ---------
                                   DEFINITIONS
                                   -----------

         As used in this Loan And Security Agreement, the terms set forth in this Article 1 have the meanings set forth below, unless the specific context of this Loan And Security Agreement clearly requires a different meaning. Terms defined in this Article 1 or elsewhere in this Loan And Security Agreement are in all capital letters throughout this Loan And Security Agreement. The singular use of any defined term includes the plural and the plural use includes the singular.

         Section 1.1. Account Debtor. The term "ACCOUNT DEBTOR" means, with respect to each ACCOUNT or other RECEIVABLE, each PERSON obligated thereon, including (as applicable) each PERSON: (a) to or for whom the BORROWER has provided or has agreed to provide any goods or services; or (b) which otherwise owes the BORROWER any sum of money as a result of goods sold or services provided by the BORROWER; or (c) which is the maker or endorser on any INSTRUMENT payable to the BORROWER or otherwise owes the BORROWER any sum of money on account of any loan or other obligation. With respect to each ACCOUNT or other RECEIVABLE which is payable by any governmental authority, "ACCOUNT DEBTOR" includes, without limitation, the agency, instrumentality or official which has the duty of remitting or causing the remittance of the amounts owing on such ACCOUNT or other RECEIVABLE.

         Section 1.2. Accounts, Chattel Paper, Contract Rights, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments and Investment Property. The terms "ACCOUNTS," "CHATTEL PAPER," "DOCUMENTS," "EQUIPMENT," "GENERAL INTANGIBLES," "GOODS," "INSTRUMENTS," and "INVESTMENT PROPERTY" shall have the same respective meanings as are given to those terms in the Maryland Uniform Commercial Code-Secured Transactions, Title 9,


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Commercial Law Article, Annotated Code of Maryland, as amended. The term
"CONTRACT RIGHTS" shall have the meaning given to that term in the 1962 Official Text With Comments of the Uniform Commercial Code as promulgated by the National Conference Of Commissioners On Uniform State Laws And The American Law Institute. The term "FIXTURES" shall have the meaning provided by the common law of the state in which the fixtures are physically located.

         Section 1.3. Affiliate. The term "AFFILIATE" means any PERSON: (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with the BORROWER, including, without limitation, the officers, managers and directors of the BORROWER; (b) that directly or beneficially owns or holds ten percent (10%) or more of any equity interests in the BORROWER; or (c) ten percent (10%) or more of whose equity interests are owned directly or beneficially or held by the BORROWER. As used herein, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct the management or policies of a PERSON, whether through ownership of equity interests, by contract or otherwise.

         Section 1.4. Agreement. The term "AGREEMENT" means this Loan And Security Agreement, as amended, extended, or modified from time to time by the parties hereto, as well as all schedules, exhibits and attachments hereto.

         Section 1.5. Applicable Margin. The term "APPLICABLE MARGIN" means the annual percentage which is to be added to the LIBOR RATE, the FIXED RATE, or the COST OF FUNDS RATE in order to determine the applicable rate of interest accruing on the REVOLVING LOAN, the TERM LOAN or the EQUIPMENT LINE. The APPLICABLE MARGIN is subject to reduction as set forth below, on the dates set forth below, provided that the BORROWER'S financial statements referenced below evidence that the BORROWER is in compliance with all financial covenants set forth in Sections 6.22, 6.23, 6.24 and 6.25 of this AGREEMENT, and at the time of such reduction there are no DEFAULTS:

-------------------------------------------------------------------------------------------------------------------------
                                                      APPLICABLE MARGIN
-------------------------------------------------------------------------------------------------------------------------
               TIME PERIOD                          REVOLVING                       EQUIPMENT LINE & TERM LOAN
                                                      LOAN
-------------------------------------------------------------------------------------------------------------------------
                                                             COM.                      COM.                      COST OF
                                                LIBOR        PAPER        LIBOR       PAPER         FIXED         FUNDS
                                                RATE         RATE         RATE         RATE          RATE         RATE
-------------------------------------------------------------------------------------------------------------------------
Initial Margin                                  2.5%         2.6%         2.5%         2.6%          2.8%         2.5%
-------------------------------------------------------------------------------------------------------------------------
Margin Effective 10 BUSINESS
DAYS after LENDER'S receipt of
2/28/98 financial statements (subject           2.0%         2.1%         2.0%         2.1%          2.3%         2.0%
to above conditions)
-------------------------------------------------------------------------------------------------------------------------
Margin effective 10 BUSINESS
DAYS after LENDER'S receipt of                  1.5%         1.6%         1.5%         1.6%          1.8%         1.5%
8/31/98 financial statements (subject
to above conditions)
-------------------------------------------------------------------------------------------------------------------------

       Section 1.6. Borrowing Base. The term "BORROWING BASE" means an amount equal to: (a) eighty percent (80%), or such other percentage as the LENDER in its reasonable discretion may determine from time to time, of the face amount (less maximum discounts, credits and allowances which may be taken by or are granted to ACCOUNT DEBTORS in connection therewith) of ELIGIBLE BILLED ACCOUNTS; plus (b) the lesser of (i) Four Million Dollars ($4,000,000.00), or (ii) fifty percent (50%), or such other percentage as the LENDER in its reasonable discretion may determine from time to time, of the face amount (less maximum discounts, credits and allowances which may be taken by or are granted to the ACCOUNT DEBTORS in connection therewith) of ELIGIBLE UNBILLED ACCOUNTS; minus
(c) such reserves as the LENDER deems appropriate from time to time. The LENDER agrees to notify the BORROWER of any changes in the percentages used in determining the BORROWING BASE.

       Section 1.7. Business Day. The term "BUSINESS DAY" means any day other than a Saturday, Sunday, or other day on which commercial banking institutions in the State of Maryland are required to be closed.

       Section 1.8. Capital Adequacy Requirement. The term "CAPITAL ADEQUACY REQUIREMENT" means any LAW imposing any capital adequacy requirement or any other similar requirement (including but not limited to the capital adequacy regulations contained in Parts 3, 208 and 225 of Title 12 of the Code of Federal Regulations, as amended), any change in such LAWS or in the interpretation or application thereof, and any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or government authority.

       Section 1.9. Capital Expenditures. The term "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for CAPITAL LEASE OBLIGATIONS) by the BORROWER during such period that are required by G.A.A.P. to be included in or reflected by the property, plant, equipment or similar capital asset accounts in the balance sheet of the BORROWER.

       Section 1.10. Capital Lease. The term "CAPITAL LEASE" means a lease with respect to which the lessee's obligations thereunder should, in accordance with G.A.A.P., be capitalized and reflected as a liability on the balance sheet of the lessee.

       Section 1.11. Capital Lease Obligations. The term "CAPITAL LEASE OBLIGATIONS" means any indebtedness incurred as a lessee pursuant to a CAPITAL LEASE.

       Section 1.12. Cash Flow. The term "CASH FLOW" means, for the period of determination, the NET INCOME of the BORROWER and its SUBSIDIARIES on a consolidated basis, before INTEREST EXPENSE, depreciation, amortization and provision for taxes and without giving effect to any extraordinary gains or losses, for such period, all as determined in accordance with G.A.A.P.

       Section 1.13. Closing. The term "CLOSING" means the execution and delivery of the LOAN DOCUMENTS. The date of CLOSING is the date first written above as the date of this AGREEMENT.

       Section 1.14. Code. The term "CODE" means the Internal Revenue Code of


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1986, as amended, and all Treasury regulations, revenue rulings, revenue procedures or announcements issued thereunder.

       Section 1.15. Collateral. The term "COLLATERAL" means all of the tangible and intangible assets, property rights, and benefits with respect to which the BORROWER grants a security interest, pledge or lien to the LENDER or assigns as security or otherwise pledges or conveys as collateral security from time to time to the LENDER in accordance with the provisions of the LOAN DOCUMENTS.

       Section 1.16. Collection Account. The term "COLLECTION ACCOUNT" means a bank account designated by the LENDER from which the LENDER alone has power of access and withdrawal.

       Section 1.17. Commercial Account. The term "COMMERCIAL ACCOUNT" means the commercial checking account to be established and maintained by the BORROWER with the LENDER and to be utilized as the means of advancing funds under the REVOLVING LOAN.

       Section 1.18. Com. Paper Rate. The term "COM. PAPER RATE" means the fluctuating annual rate of interest equal to the average rate, rounded to the nearest one-tenth of one percent (.1%) for ninety day maturity dealer placed commercial paper for the week most recently reported in the Federal Reserve Statistical Release No. H.15(519) entitled "Selected Interest Rates" (or any succeeding publication).

       Section 1.19. Cost Of Funds Rate. The term "COST OF FUNDS RATE" means the fixed annual rate of interest, determined by the LENDER in its sole discretion, used by the LENDER, at the time of determination, for determining fixed rates of interest to charge to customers and which is internally referred to as the "LENDER'S COST OF FUNDS RATE." The BORROWER acknowledges that such internal rate is not intended to reflect the LENDER'S actual cost of obtaining monies but is merely a base rate used by the LENDER in quoting fixed rates of interest for its customers.

       Section 1.20. Debt Service. The term "DEBT SERVICE" means, with respect to any period, the current portion of LONG TERM DEBT plus INTEREST EXPENSE.

       Section 1.21. Default. The term "DEFAULT" means any event, occurrence or omission which, with the giving of notice, the passage of time, or both, would constitute an EVENT OF DEFAULT.

       Section 1.22. Eligible Accounts. The term "ELIGIBLE ACCOUNTS" means those ACCOUNTS which are, and continue to be, acceptable to the LENDER, in its reasonable discretion, in all respects. The criteria for eligibility may be fixed and revised from time to time by the LENDER in its reasonable discretion (with notification to the BORROWER). An ACCOUNT in no event shall be deemed eligible unless: (a) the ACCOUNT arises from goods sold or leased or from services performed in the ordinary course of the BORROWER'S business; (b) the delivery of the goods or the performance of the services has been completed to the extent necessary to be billed in accordance with the terms of the applicable contract; (c) no return, rejection, or repossession has occurred; (d) the ACCOUNT DEBTORS' obligation to pay the ACCOUNT is not subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval (except with respect to ACCOUNTS in connection with which ACCOUNT DEBTORS are entitled to return INVENTORY solely on the basis of the quality of such INVENTORY) or consignment basis; (e) no prior, contemporaneous, or subsequent assignment, claim, lien, or security interest, other than that of the LENDER, applies to the ACCOUNT; (f) no bankruptcy or insolvency proceedings or payment moratoriums of any kind apply to the ACCOUNT; (g) the ACCOUNT DEBTOR is not, in the LENDER'S sole opinion, unlikely to pay because of death, incompetency, disappearance, potential bankruptcy, insolvency, damage to or disposition of the goods or default; (h) the LENDER has not, by notice to the BORROWER, in the LENDER'S reasonable judgment, deemed the ACCOUNT unsatisfactory for any reason; (i) no bonding company or surety asserts or has the ability to assert any claim based upon the legal doctrine of equitable subrogation, or under any other right to claim a lien into or right to payment of the ACCOUNT; (j) the ACCOUNT does not arise from or pertain to any transaction with any AFFILIATE; (k) the ACCOUNT is not payable from any ACCOUNT DEBTOR located outside of the geographic boundaries of the United States of America (unless such ACCOUNT is fully secured by a letter of credit acceptable to the LENDER, or is subject to acceptable credit insurance which has been assigned to the LENDER, or is guaranteed by the full faith and credit of the United States government upon terms acceptable to the LENDER); (l) the ACCOUNT is not payable by an ACCOUNT DEBTOR with respect to which fifty percent (50%) or more of the dollar amount of that ACCOUNT DEBTOR'S RECEIVABLES to the BORROWER are more than ninety (90) days due from the date of invoice; (m) the ACCOUNT is not shown as due from EA Labs or EA Toxicology on the BORROWER'S agings unless the BORROWER has provided the LENDER with a detailed report of such ACCOUNTS listing the actual ACCOUNT DEBTORS of such ACCOUNTS; and (n) the LENDER has a perfected first priority security interest therein. An ACCOUNT which otherwise satisfies the LENDER'S criteria for eligibility shall also be subject to the following eligibility limitations: (i) if the ACCOUNT is payable by an ACCOUNT DEBTOR to whom the BORROWER owes money, only the portion of the ACCOUNT in excess of the amount owed by the BORROWER to the ACCOUNT DEBTOR may be eligible; (ii) if the ACCOUNT is due from an ACCOUNT DEBTOR (other than the United States government or any agency or department thereof, any local or state government or any agency thereof, or any ACCOUNT DEBTOR having a Aa1 rating with Moodys or AA+ with Standards and Poors) whose ACCOUNTS in the aggregate constitute in excess of ten percent (10%) of all of the ACCOUNTS of the BORROWER, only the portion of the aggregate amount of the ACCOUNTS from that ACCOUNT DEBTOR which does not exceed ten percent (10%) of all of the ACCOUNTS of the BORROWER may be eligible; (iii) to the extent the ACCOUNT contains finance or delivery charges, such finance or delivery charges shall not be eligible; and (iv) to the extent the ACCOUNT consists of retainage; and (v) to the extent the ACCOUNT is subject to any dispute, defense, adjustment or allowance only the portion of such ACCOUNT in excess of the amount in dispute or subject to any defense, adjustment or allowance may be eligible.

       Section 1.23. Eligible Billed Accounts. The term "ELIGIBLE BILLED ACCOUNTS" means ELIGIBLE ACCOUNTS which satisfy the following criteria: (a) the ELIGIBLE ACCOUNT has been billed; and (b) no more than ninety (90) days have elapsed from the billing or invoice date.

       Section 1.24. Eligible Unbilled Accounts. The term "ELIGIBLE UNBILLED ACCOUNTS" means ELIGIBLE ACCOUNTS which satisfy the following criteria: (a) the ELIGIBLE ACCOUNT has not been billed; and (b) the ELIGIBLE ACCOUNT is billable within thirty (30) calendar days.

       Section 1.25. Employee Benefit Plan. The term "EMPLOYEE BENEFIT PLAN" means an "employee benefit plan" as defined in Section 3(3) of ERISA.

       Section 1.26. Environmental Laws. The term "ENVIRONMENTAL LAWS" means individually or collectively any local, state or federal LAW, statute, rule, regulation, order, ordinance, common law, permit or license term or condition, or state superlien or environmental clean-up or disclosure statutes pertaining to the environment or to environmental contamination, regulation, management, control, treatment, storage, disposal, containment, removal, clean-up, reporting, or disclosure, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as now or hereafter amended (including, but not limited to, the Superfund Amendments and Reauthorization Act); the Resource Conservation and Recover Act, as now or hereafter amended (including, but not limited to, the Hazardous and Solid Waste Amendments of 1984); the Toxic Substances Control Act, as now or hereafter amended; the Clean Water Act, as now or hereafter amended; the Safe Drinking Water Act, as now or hereafter amended; or the Clean Air Act, as now or hereafter amended.

       Section 1.27. EPA Permit. The term "EPA PERMIT" has the meaning given that term in Section 5.23 of this AGREEMENT.

       Section 1.28. Equipment Line. The term "EQUIPMENT LINE" means the One Million Five Hundred Thousand Dollar ($1,500,000.00) line of credit under which:
(a) the LENDER provides the equipment term loans to the BORROWER in accordance with the provisions of Section 3.4 of this AGREEMENT; and (b) the LENDER or LEASECORP acquires items of EQUIPMENT selected by the BORROWER and leases such EQUIPMENT to the BORROWER in accordance with the provisions of Section 3.4 of this AGREEMENT.

       Section 1.29. Equipment Loan Notes. The term "EQUIPMENT LOAN NOTES" means collectively those term loan promissory notes executed, or to be executed, by the BORROWER evidencing advances of loan proceeds under the EQUIPMENT LINE.

       Section 1.30. ERISA. The term "ERISA" means the Employee Retirement Income Security Act of 1974 and regulations issued thereunder, as amended from time to time and any successor statute.

       Section 1.31. ERISA Affiliate. The term "ERISA AFFILIATE" means, in relation to any PERSON, any trade or business (whether or not incorporated) which is a member of a group of which that PERSON is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the CODE.

       Section 1.32. ERISA Liabilities. The term "ERISA LIABILITIES" means the aggregate of all unfunded vested benefits under any employee pension benefit plan, within the meaning of Section 3(2) of ERISA, of the BORROWER or any ERISA AFFILIATE of the BORROWER under any plan covered by ERISA that is not a MULTIEMPLOYER PLAN and all potential withdrawal liabilities of the BORROWER or any ERISA AFFILIATE under all MULTIEMPLOYER PLANS.

       Section 1.33. Event Of Default. The term "EVENT OF DEFAULT" means any of the events set forth in Article 8 of this AGREEMENT, provided that any requirement for the giving of notice, the lapse of time, or both, or any other


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expressly stated condition, has been satisfied.

       Section 1.34. Facilities. The term "FACILITIES" means all real property and the improvements thereon used or occupied or leased by the BORROWER or otherwise used at any time by the BORROWER in the operation of its business or for the manufacture, storage, or location of any of the COLLATERAL.

       Section 1.35. Fiscal Year. The term "FISCAL YEAR" means with respect to the BORROWER, the twelve (12) month accounting period of the BORROWER commencing September 1 of each year and ending August 31 of each subsequent calendar year.

       Section 1.36. Fixed Rate. The term "FIXED RATE" means the fixed annual rate of interest equal to the annual yield for United States Treasury Securities adjusted for constant maturities, for a period of time most closely corresponding to the term of the applicable loan, for the week most recently reported in the Federal Reserve Statistical Release No. H-15(519), entitled "Selected Interest Rates" (or any succeeding publication).

       Section 1.37. G.A.A.P. The term "G.A.A.P." means, with respect to any date of determination, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants consistently applied and maintained throughout the periods indicated.

       Section 1.38. Guaranteed Pension Plan. The term "GUARANTEED PENSION PLAN" means any pension plan maintained by a BORROWER or an ERISA AFFILIATE of a BORROWER, or to which a BORROWER or an ERISA AFFILIATE contributes, some or all of the benefits under which are guaranteed by the United States Pension Benefit Guaranty Corporation.

       Section 1.39. Guarantors. The term "GUARANTORS" means collectively EA Financial, Inc., a Delaware corporation, EA Global, Inc., a Delaware corporation, and EA International, Inc., a Maryland corporation.

       Section 1.40. Guaranty Agreement. The term "GUARANTY AGREEMENT" means the guaranty agreement of even date herewith executed by the GUARANTORS for the benefit of the LENDER.

       Section 1.41. Guaranty Indebtedness. The term "GUARANTY INDEBTEDNESS" means any obligation, contingent or otherwise, of such PERSON directly or indirectly guaranteeing any debt or obligation of any other PERSON and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such PERSON: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such debt or obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, other than agreements to purchase goods at an arm's length price in the ordinary course of business); or (b) entered into for the purpose of assuring in any other manner the holder of such debt or obligation of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term GUARANTY INDEBTEDNESS shall not include endorsements for collection or deposit in the ordinary course of business.


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       Section 1.42. Indebtedness. The term "INDEBTEDNESS" means, as to any
PERSON (determined without duplication): (a) indebtedness of such PERSON for borrowed money (whether by loan or the issuance and sale of debt securities), or for the deferred purchase or acquisition price of property or services (other than accounts payable incurred in the ordinary course of business); (b) obligations of such PERSON in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such PERSON (whether or not such obligations are contingent); (c) CAPITAL LEASE OBLIGATIONS of such PERSON; (d) obligations of such PERSON to redeem or otherwise retire equity interests in such PERSON; (e) indebtedness of others of the type described in clause (a), (b), (c) or (d) above secured by a lien on any of the property of such PERSON, whether or not the respective obligation so secured has been assumed by such PERSON; and (f) GUARANTY INDEBTEDNESS.

       Section 1.43. Insolvency Proceedings. The term "INSOLVENCY PROCEEDINGS" means, with respect to any PERSON, any case or proceeding commenced by or against such PERSON, under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, or any assignments for the benefit of creditors, formal or informal moratoriums, receiverships, compositions or extensions with some or all creditors with respect to any indebtedness of such PERSON.

       Section 1.44. Interest Expense. The term "INTEREST EXPENSE" means, as of any determination date, all interest paid or accrued by the BORROWER and its SUBSIDIARIES on any INDEBTEDNESS during the period of determination.

       Section 1.45. Interest Rate Protection Agreement. The term "INTEREST RATE PROTECTION AGREEMENT" means, with respect to any referenced PERSON, an interest rate swap, hedge, cap or collar agreement or similar arrangement between such PERSON and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

       Section 1.46. Inventory. The term "INVENTORY" means all of the BORROWER'S inventory, goods, merchandise, materials, raw materials, goods in process, finished goods, work in progress, bindings or component materials, packaging and shipping materials and other tangible or intangible personal property, now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts of service or which contribute to the finished products or the sale, promotion, storage and shipment thereof, whether located at facilities owned or leased by the BORROWER, in the course of transport to or from ACCOUNT DEBTORS, placed on consignment, or held at storage locations.

       Section 1.47. Laws. The term "LAWS" means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

       Section 1.48. Leasecorp. The term "LEASECORP" means First Maryland Leasecorp, an affiliate of the LENDER.

       Section 1.49. Leased Equipment Cost. The term "LEASED EQUIPMENT COST" means the total cost to the LENDER or LEASECORP in acquiring items of EQUIPMENT which are to be leased to the BORROWER pursuant to LEASES under the terms of the EQUIPMENT LINE.

       Section 1.50. Leases. The term "LEASES" means collectively the lease agreements by and between the LENDER or LEASECORP, as lessor, and the BORROWER, as lessee, pursuant to which the LENDER or LEASECORP shall lease to the BORROWER items of EQUIPMENT selected by the BORROWER.

       Section 1.51. Lender Expenses. The term "LENDER EXPENSES" means all out-of-pocket expenses or costs incurred by the LENDER arising out of, pertaining to, or in any way connected with this AGREEMENT, any of the other LOAN DOCUMENTS or the OBLIGATIONS, or any documents executed in connection herewith or transactions hereunder. The term "LENDER EXPENSES" shall include, without limitation: (a) all costs or expenses required to be paid by the BORROWER pursuant to this AGREEMENT or any of the LOAN DOCUMENT; (b) taxes and insurance premiums of every nature and kind advanced or otherwise paid by the LENDER in connection with the COLLATERAL or on behalf of the BORROWER; (c) filing, recording, title insurance, environmental and consulting fees, audit fees, search fees and other expenses paid or incurred by the LENDER in connection with the LENDER'S transactions with the BORROWER; (d) costs and expenses incurred by the LENDER in the collection of the ACCOUNTS (with or without the institution of legal action), to correct any default or enforce any provision of this AGREEMENT, or in gaining possession of, maintaining, handling, evaluating, preserving, storing, shipping, selling, preparing for sale and/or advertising to sell the COLLATERAL or any other property of the BORROWER in which the LENDER has a lien whether or not a sale is consummated; (e) costs and expenses of litigation incurred by the LENDER, or any participant of the LENDER in any of the OBLIGATIONS, in enforcing or defending this AGREEMENT or any portion hereof or in collecting any of the OBLIGATIONS; (f) attorneys' fees and expenses incurred by the LENDER in obtaining advice or the services of its attorneys with respect to the structuring, drafting, negotiating, reviewing, amending, terminating, enforcing or defending of this AGREEMENT, or any portion hereof or any agreement or matter related hereto, whether or not litigation is instituted; and (g) travel expenses related to any of the foregoing.

       Section 1.52. Liabilities. The term "LIABILITIES" means, as to any PERSON, liabilities of such PERSON which are or should be reflected on a balance sheet of such PERSON prepared in accordance with G.A.A.P. and shall include all INDEBTEDNESS.

       Section 1.53. LIBOR Rate. The term "LIBOR RATE" means the rate for deposits in United States dollars for one (1) month which appears on page 3750 of the Telerate News Services at approximately 11:00 a.m. London time, two (2) BUSINESS DAYS prior to the date of determination, as such rate is adjusted by the LENDER for required reserves and FDIC premiums; provided, if, for any reason, such rate is not available, then "LIBOR RATE" shall mean the rate per annum at which, as determined by the LENDER, United States dollars in the amount of Five Million Dollars ($5,000,000.00) are being offered to leading banks at approximately 11:00 a.m. London time, two (2) BUSINESS DAYS prior to the date of determination for settlement in immediately available funds by leading banks in the London interbank market, for a one (1) month period, as such rate is adjusted by the LENDER for required reserves and FDIC premiums.

       Section 1.54. Loans. The term "LOANS" means collectively the TERM LOAN, the EQUIPMENT LINE, and the REVOLVING LOAN.

       Section 1.55. Loan Documents. The term "LOAN DOCUMENTS" means all agreements, instruments and documents, including without limitation, loan agreements (including without limitation this AGREEMENT), notes (including without limitation the NOTES), guarantees, mortgages, deeds of trust, subordination agreements, intercreditor agreements, pledges, affidavits, powers of attorney, consents, assignments, landlord and mortgage waivers, opinions, collateral assignments, reimbursement agreements, contracts, notices, leases, financing statements, pledges and all other written matter, whether heretofore, now or hereafter executed by or on behalf of the BORROWER, or by any other PERSON in connection with the OBLIGATIONS.

       Section 1.56. Lock Box. The term "LOCK BOX" has the meaning given that term in Section 4.5 of this AGREEMENT.

       Section 1.57. Long Term Debt. The term "LONG TERM DEBT" means all obligations of the BORROWER or any SUBSIDIARY to any PERSON (determined on a consolidated basis), including, but not limited to, the OBLIGATIONS, payable more than twelve (12) months from the date of its creation, which in accordance with G.A.A.P. is shown on the balance sheet as a liability (excluding reserves for deferred income taxes).

       Section 1.58. Material Adverse Event. The term "MATERIAL ADVERSE EVENT" means the occurrence of any event, condition, or omission which the LENDER in the good faith exercise of the LENDER'S discretion determines could reasonably be expected to have a material adverse effect upon: (a) the condition (financial or otherwise), results of operations, properties, assets, liabilities (including, without limitation, tax liabilities, liabilities under ENVIRONMENTAL LAWS, and ERISA LIABILITIES), business, operations, capitalization, equity, licenses, franchises of the BORROWER or of any GUARANTOR; (b) the ability of the BORROWER or of any GUARANTOR to perform any of the OBLIGATIONS when and as required by the terms of the LOAN DOCUMENTS; (c) the rights and remedies of the LENDER under the LOAN DOCUMENTS; or (d) the value, condition, use, or availability of any of the COLLATERAL or upon any of the LENDER'S liens and security interests securing the OBLIGATIONS.

       Section 1.59. Maximum Revolver Amount. The term "MAXIMUM REVOLVER AMOUNT" means the lesser of the REVOLVER DOLLAR CAP or the BORROWING BASE.

       Section 1.60. Multiemployer Plan. The term "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of any BORROWER, or any ERISA AFFILIATE of any BORROWER.

       Section 1.61. Net Income. The term "NET INCOME" means, for the period of determination, the net income (or net deficit) of BORROWER and its SUBSIDIARIES, determined on a consolidated basis, after all expenses, taxes and other proper charges, determined in accordance with G.A.A.P., eliminating: (a) all intercompany issues; (b) all earnings attributable to equity interests in PERSONS that are not SUBSIDIARIES unless actually received by the BORROWER or its SUBSIDIARIES; (c) all income arising from the forgiveness, adjustment or negotiated settlement of any LIABILITY; and (d) any increase or decrease of income arising from any change in the method of accounting for any item from that employed in the preparation of the financial statements of the BORROWER delivered to the LENDER prior to CLOSING.

       Section 1.62. Notes. The term "NOTES" collectively means the REVOLVING LOAN NOTE, the EQUIPMENT LINE NOTES, and the TERM LOAN NOTE.

       Section 1.63. Obligations. The term "OBLIGATIONS" means the obligations of the BORROWER to pay to the LENDER: (a) all sums due to the LENDER arising out of or in connection with the LOANS or otherwise pursuant to the terms of the LOAN DOCUMENTS; (b) all sums due to the LENDER arising out of or in connection with any LEASES; (c) all duties of indemnification owed by the BORROWER to the LENDER pursuant to the terms of the LOAN DOCUMENTS; (d) all LENDER EXPENSES; (e) all overdrafts of the BORROWER upon any accounts with the LENDER; (f) all payments, duties or obligations owed to the LENDER arising from or with respect to any INTEREST RATE PROTECTION AGREEMENTS; (g) all other indebtedness or liability of the BORROWER to the LENDER, whether direct or indirect, joint or several, absolute or contingent, contemplated or uncontemplated, now existing or hereafter arising; and (h) any indebtedness or liability which may exist or arise as a result of any payment made by or for the benefit of the BORROWER being avoided or set aside as a preference under Sections 547 and 550 of the United States Bankruptcy Code, as amended, or under any state law governing insolvency or creditors' rights.

       Section 1.64. Operating Leases. The term "OPERATING LEASES" means all lease agreements (including but not limited to real estate leases) which do not meet the lease classification criteria of a CAPITAL LEASE under G.A.A.P.

       Section 1.65. Permitted Liens. The term "PERMITTED LIENS" means: (a) liens for taxes, assessments, or similar charges incurred in the ordinary course of business that are not yet due and payable; (b) liens in favor of the LENDER;
(c) any existing liens specifically described on Schedule 1.65 hereof; (d) any lien on specifically allocated money or securities to secure payments under workmen's compensation, unemployment insurance, social security and other similar LAWS, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; (e) subsequently arising liens which are expressly approved in advance of the creation of any such liens by the LENDER in writing; and (f) liens in specific items of EQUIPMENT securing INDEBTEDNESS used solely to acquire such specific items of EQUIPMENT provided that such liens do not attach to any assets other than those acquired with proceeds of such INDEBTEDNESS.

       Section 1.66. Person. The term "PERSON" means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, estate, unincorporated organization, joint venture, court, government or political subdivision or agency thereof, or other legal entity.

       Section 1.67. Receivables. The term "RECEIVABLES" means all of the BORROWER'S ACCOUNTS, CONTRACT RIGHTS, INSTRUMENTS, DOCUMENTS, GENERAL INTANGIBLES, CHATTEL PAPER, notes, notes receivable, drafts, acceptances, and choses in action, now existing or hereafter created or acquired, and all proceeds and products thereof, and all rights thereto, arising from the sale or lease of or the providing of INVENTORY, GOODS, or services by the BORROWER to ACCOUNT DEBTORS, as well as all other rights, contingent or non-contingent, of any kind of the BORROWER to receive payment, benefit, or credit from any PERSON.

       Section 1.68. Records. The term "RECORDS" means correspondence, memoranda, tapes, discs, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary, computer or machine language.

       Section 1.69. Regulated Substance. The term "REGULATED SUBSTANCE" means any substance which, pursuant to any ENVIRONMENTAL LAW, is identified as a hazardous substance (or other term having similar import) or is otherwise subject to special requirements in connection with the use, storage, transportation, disposition or other handling thereof.

       Section 1.70. Release. The term "RELEASE" means a "release" as defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as now or hereafter amended.

       Section 1.71. Restricted Payment. The term "RESTRICTED PAYMENT" means:
(a) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the BORROWER of any equity interest in the BORROWER now or hereafter outstanding; or
(b) any payment made by the BORROWER to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire equity interests in the BORROWER now or hereafter outstanding.

       Section 1.72. Revolver Dollar Cap. The term "REVOLVER DOLLAR CAP" means Eight Million Five Hundred Thousand Dollars ($8,500,000.00).

       Section 1.73. Revolving Loan. The term "REVOLVING LOAN" means the revolving credit facility extended by the LENDER to the BORROWER in accordance with the terms set forth in this AGREEMENT.

       Section 1.74. Revolving Loan Note. The term "REVOLVING LOAN NOTE" means the Revolving Credit Promissory Note of even date herewith from the BORROWER as maker thereof payable to the order of the LENDER in the stated principal amount of Eight Million Five Hundred Thousand Dollars ($8,500,000.00), as the same may be amended, extended, renewed or otherwise modified or replaced from time to time.

       Section 1.75. Solvent. The term "SOLVENT" means, as to any PERSON, that such PERSON at the time of determination: (a) is able to pay all of its LIABILITIES as such LIABILITIES mature; and (b) has paid in and unimpaired capital sufficient to carry on its business and transactions and all business and transactions in which it engages or is about to engage.

       Section 1.76. Subsidiary. The term "SUBSIDIARY" means, with respect to any PERSON, any other PERSON of which securities or other ownership interests representing an aggregate of fifty percent (50%) of more of the equity or the ordinary voting power are, at the time as of which any determination is being made, owned or controlled directly, or indirectly through one or more intermediaries, by such PERSON.

       Section 1.77. Tangible Net Worth. The term "TANGIBLE NET WORTH" means the excess of assets, excluding any and all intangible assets such as, but not limited to, goodwill, licenses, trademarks, patents, copyrights, organizational costs, appraisal surplus, officer and stockholder advances or receivables, mineral rights and the like, over LIABILITIES.

       Section 1.78. Term Loan. The term "TERM LOAN" means the term loan facility extended by the LENDER to the BORROWER in accordance with the terms set forth in this AGREEMENT.

       Section 1.79. Term Loan Note. The term "TERM LOAN NOTE" means the Promissory Note of even date herewith from the BORROWER as maker thereof payable to the order of the LENDER in the stated principal amount of Four Hundred Thirty-One Thousand Seven Hundred Forty-Six Dollars and Twenty-Eight Cents ($431,746.28), as the same may be amended, extended, renewed or otherwise modified or replaced from time to time.

       Section 1.80. Termination Event. The term "TERMINATION EVENT" means: (a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, but not including any such event for which the 30-day notice requirement has been waived by applicable regulation; (b) the withdrawal of the BORROWER or an ERISA AFFILIATE of the BORROWER from a GUARANTEED PENSION PLAN during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA; (c) the filing of a notice of intent to terminate a GUARANTEED PENSION PLAN or the treatment of a GUARANTEED PENSION PLAN amendment as a termination under Section 4041 of ERISA; (d) the institution of proceedings to terminate a GUARANTEED PENSION PLAN by the Pension Benefit Guaranty Corporation; (e) the withdrawal or partial withdrawal of the BORROWER or an ERISA AFFILIATE of the BORROWER from a MULTIEMPLOYER PLAN; or (f) any other event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any GUARANTEED PENSION PLAN.

                                    ARTICLE 2
                                    ---------
                              CONDITIONS PRECEDENT
                              --------------------

       Any obligation of the LENDER to perform any duty imposed or assumed by the LENDER in accordance with the terms of the LOAN DOCUMENTS or otherwise with respect to the LOANS shall be conditioned upon the satisfaction by the BORROWER of the conditions precedent set forth in this Article 2.

       Section 2.1. Conditions To Initial Advances. The initial advances of proceeds of the LOANS shall be subject to the satisfaction of each of the following conditions precedent:

               a. All of the LOAN DOCUMENTS shall be executed and delivered by the BORROWER, the GUARANTORS, and all other signatories, to the LENDER;

                b. The LENDER shall have received and, in its sole discretion, approved:

                           (i) a certificate in form and substance satisfactory to the LENDER, given by the secretary or other authorized officer of the BORROWER, accompanied by certified copies of the Articles of Incorporation of the BORROWER, with all amendments thereto, the By-Laws of the BORROWER, with all amendments thereto, and resolutions of the BORROWER authorizing all of the transactions contemplated by this AGREEMENT and the other LOAN DOCUMENTS;

                           (ii) such lien search reports and other evidence of the validity and priority of the security interests granted to the LENDER under the LOAN DOCUMENTS as the LENDER deems necessary or appropriate;

                           (iii) true and complete copies of insurance policies or certificates evidencing that all insurance coverages required under the LOAN DOCUMENTS are in full force and effect as of CLOSING;

                           (iv) certificates in form and substance satisfactory to the LENDER, given by the secretary or other authorized officer of each of the GUARANTORS, accompanied by certified copies of the Articles of Incorporation of each GUARANTOR, with all amendments thereto and the By-Laws of each GUARANTOR, with all amendments thereto, and resolutions of each of the GUARANTORS authorizing all of the transactions contemplated by the GUARANTY AGREEMENT;

                           (v) true and complete copies of the ten (10) largest (on the basis of unpaid contract value) contracts of the BORROWER with the United States government or any agency or department thereof;

                           (vi) letter from the BORROWER'S and the GUARANTORS' legal counsel in form and substance acceptable to the LENDER and the LENDER'S counsel;

                  c. As of CLOSING, all legal matters incidental to the providing of the LOANS shall be satisfactory to the LENDER'S counsel;

                  d. All expenses to be paid by the BORROWER pursuant to this AGREEMENT and incurred as of CLOSING shall have been paid by the BORROWER; and

                  e. The LENDER shall be satisfied that no MATERIAL ADVERSE EVENT has occurred and is continuing.

       Section 2.2. Conditions Precedent To Each Advance. The obligation of the LENDER to make any advances under the LOANS shall be subject to the satisfaction, prior thereto or concurrently therewith, of each of the following conditions precedent:

                  a. No event shall have occurred on or prior to such date and be continuing on such date, and no condition shall exist on such date, which constitutes a DEFAULT or EVENT OF DEFAULT;

                  b. Each of the representations and warranties made by or on behalf of the BORROWER to the LENDER in the LOAN DOCUMENT: (i) shall be true and correct in all material respects when made; and (ii) shall, for all purposes of this AGREEMENT, be deemed to be repeated on and as of the date of BORROWER'S request for such advance, as the case may be, and shall be true and correct in all material respects as of each of such dates;

                  c. The LENDER shall have received all reports, financial statements, financial information and financial disclosures required by the LOAN DOCUMENTS, except to the extent that the LENDER has waived to the receipt thereof; and

                  d. It shall not be unlawful (i) for the LENDER to perform any of the agreements or obligations imposed upon the LENDER by any of the LOAN DOCUMENTS, or (ii) for the BORROWER or any GUARANTOR to perform any of their respective agreements or obligations as provided by the LOAN DOCUMENTS.

                                    ARTICLE 3
                                    ---------
                         TERMS AND PURPOSES OF THE LOANS
                         -------------------------------

       Section 3.1. Agreement To Lend. Subject to the terms and conditions of this AGREEMENT and the other LOAN DOCUMENTS, the LENDER agrees to extend to the BORROWER the REVOLVING LOAN, the EQUIPMENT LINE, and the TERM LOAN.

       Section 3.2. Advances Of Revolving Loan Proceeds. The LENDER shall advance to the BORROWER by depositing into the COMMERCIAL ACCOUNT from time to time such sums as the BORROWER may request, provided that the aggregate outstanding principal balance of the REVOLVING LOAN at any one time shall never exceed the MAXIMUM REVOLVER AMOUNT. The BORROWER shall not request any advance under the REVOLVING LOAN which would cause the aggregate amount of advances made to or for the BORROWER and outstanding under the LOAN DOCUMENTS to exceed the MAXIMUM REVOLVER AMOUNT. In the event the principal amount outstanding under the REVOLVING LOAN ever exceeds the MAXIMUM REVOLVER AMOUNT the BORROWER shall immediately, upon the demand of the LENDER, reduce the principal balance of the REVOLVING LOAN to an amount which is not in excess of the MAXIMUM REVOLVER AMOUNT. Any termination of the REVOLVING LOAN, by the LENDER shall relieve the LENDER of the LENDER'S obligation to lend money or to make financial accommodations to or for the BORROWER and the BORROWER'S account, and shall in no way release, terminate, discharge or excuse the BORROWER from its absolute duty to pay or perform the OBLIGATIONS.

                  Section 3.2.1. Interest And Lender's Records. All sums advanced under the REVOLVING LOAN shall be repaid with interest at a floating rate of interest equal to the LIBOR RATE in effect from time to time plus the APPLICABLE MARGIN. The terms and conditions of the REVOLVING LOAN NOTE are incorporated herein by reference. The date and amounts of each advance made by the LENDER and each payment made by the BORROWER shall be recorded by the LENDER on the books and records of the LENDER, but any failure to record such dates or amounts shall not relieve the BORROWER of its OBLIGATIONS under the LOAN DOCUMENTS. Interest accrued under the REVOLVING LOAN shall be computed on outstanding balances as reflected on the LENDER'S books and records.

       Section 3.2.2. Term. All sums due under the REVOLVING LOAN shall be paid in full on or before September 30, 1999; provided, however, that the REVOLVING LOAN may be renewed on an annual basis by the written agreement of the LENDER and the BORROWER. The BORROWER may borrow, repay and reborrow on or prior to the termination of the REVOLVING LOAN, subject to the continued compliance by the BORROWER with the terms and conditions of the LOAN DOCUMENTS.

       Section 3.2.3. Purpose. The proceeds of the REVOLVING LOAN shall be used by the BORROWER solely and exclusively: (a) for the BORROWER'S general working capital needs; (b) to refinance the BORROWER'S existing line of credit with Signet Bank, N.A.; and (c) for BORROWER'S investments in acquisitions, joint ventures, and licensing agreements provided that for advances made for BORROWER'S investments (i) the aggregate amount of proceeds of the REVOLVING LOAN that is used for such purposes shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00), and (ii) the BORROWER shall notify the LENDER in writing of each use of REVOLVING LOAN proceeds for such purposes.

       Section 3.2.4. Monitoring Fee. During the term of the REVOLVING LOAN, the BORROWER shall pay to the LENDER a monthly monitoring fee to be billed by the LENDER, such fee not to exceed Six Hundred Dollars ($600.00) a month. The monthly monitoring fee shall be paid on the first day of each month commencing on September 1, 1997.

       Section 3.2.5. Cancellation Fee. In the event the BORROWER terminates the REVOLVING LOAN prior to August 31, 1999, the BORROWER shall pay to the LENDER a cancellation fee equal to: (a) Eighty-Five Thousand Dollars ($85,000.00) if such cancellation occurs prior to August 31, 1998; or (b) Forty-Two Thousand Five Hundred Dollars ($42,500.00) if such cancellation occurs on or after August 31, 1998 but prior to August 31, 1999.

       Section 3.3. Terms Of Term Loan. Subject to the terms and conditions stated herein, the LENDER shall advance to the BORROWER as proceeds of the TERM LOAN the principal sum of Four Hundred Thirty-One Thousand Seven Hundred Forty-Six Dollars and Twenty-Eight Cents ($431,746.28).

       Section 3.3.1. Interest And Repayment. All sums advanced or outstanding under the TERM LOAN shall bear interest at a fluctuating rate of interest equal to the LIBOR RATE in effect from time to time plus the APPLICABLE MARGIN. Notwithstanding the foregoing to the contrary, the BORROWER shall have the right at any time prior to the occurrence of a DEFAULT to elect to have interest accrue on the entire principal balance of the TERM LOAN at a fixed annual rate of interest equal to either the FIXED RATE or the COST OF FUNDS RATE, plus the APPLICABLE MARGIN, all as determined on the date occurring two (2) BUSINESS DAYS after the date the BORROWER provides the LENDER with written notice of such election. In the event the BORROWER provides the LENDER with written notice of its election to have interest accrue at a fixed rate of interest, interest shall commence accruing at such fixed annual rate of interest on the date occurring three (3) BUSINESS DAYS after the LENDER'S receipt of such written notice and shall continue to accrue at such rate until the TERM LOAN is paid in full. The TERM LOAN shall be repaid in accordance with the stated terms and conditions of the TERM LOAN NOTE, which terms and conditions are incorporated herein by reference.

       Section 3.3.2. Purpose. The proceeds of the TERM LOAN shall be used solely and exclusively for the purpose of refinancing certain existing indebtedness over to Signet Bank, N.A.

       Section 3.4. Equipment Line. The LENDER agrees: (a) to extend to the BORROWER, under the EQUIPMENT LINE, term loans from time to time in order to finance the acquisition of items of EQUIPMENT, provided, that the principal amount of any such term loan shall not exceed one hundred percent (100%) of the lesser of (i) the fair market value for the EQUIPMENT purchased with such loan advance, or (ii) the actual net invoice price paid by the BORROWER (less the value of all rebates, trade-ins, and all shipping and installation costs) for the EQUIPMENT purchased with such loan advance; and (b) to acquire, or cause LEASECORP to acquire, items of EQUIPMENT selected by the BORROWER and lease, or cause LEASECORP to lease, such items of EQUIPMENT to the BORROWER; provided, however, that the aggregate of the principal amount of all term loans advanced under the EQUIPMENT LINE plus the LEASED EQUIPMENT COST shall never exceed the cumulative principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00). The minimum amount of any term loan advanced under the EQUIPMENT LINE shall be Ten Thousand Dollars ($10,000.00) and the minimum amount of the LEASED EQUIPMENT COST in any single lease transaction shall be Ten Thousand Dollars ($10,000.00).

       Section 3.4.1. Term. The EQUIPMENT LINE shall terminate, and the LENDER'S obligations to make term loans and acquire equipment to be leased to the BORROWER shall terminate, on September 30, 1999, unless such date is extended by written agreement executed by the LENDER.

       Section 3.4.2. Term Loan Advances Under Equipment Line.

                  a. Equipment Notes. Each term loan advanced under the EQUIPMENT LINE shall be evidenced by and shall be repaid in accordance with the provisions of an EQUIPMENT NOTE in the form attached hereto as Exhibit A- 1, if the BORROWER elects interest to accrue based on the LIBOR RATE, or Exhibit A-2, if the BORROWER elects interest to accrue based on the FIXED RATE or the COST OF FUNDS RATE, the terms and conditions of which are incorporated herein by reference.

                  b. Requisition Procedure. Not less than two (2) BUSINESS DAYS prior to the date upon which an advance is to be made under the EQUIPMENT LINE, the BORROWER shall execute and deliver a fully completed Requisition in the form attached hereto as Exhibit B, containing the specifics required therein relating to the requested advance. On the date the LENDER is to make an advance of proceeds under the EQUIPMENT LINE to the BORROWER, the BORROWER shall execute and deliver to the LENDER an EQUIPMENT NOTE in the principal amount equal to the sum of such term loan advance. The principal amount of each term loan advance shall be repaid in even monthly principal installments over a term between three and five years which shall be determined by the BORROWER and LENDER based on the useful life of the EQUIPMENT purchased with such loan advance. The LENDER is hereby authorized by the BORROWER to make any advances hereunder directly to the persons or entities supplying the EQUIPMENT to the BORROWER that is the subject of the requested advance.

                  c. Interest. Interest shall accrue on the unpaid principal balance of each term loan made under the EQUIPMENT LINE, and be repaid, as follows:

                           (i)     Interest Rate.  Except as specifically set
forth below, interest shall accrue on the unpaid principal balance of each term loan advanced under the EQUIPMENT LINE at a fluctuating annual rate of interest equal to the LIBOR RATE, in effect from time to time, plus the APPLICABLE MARGIN as of the date of the advance, with changes in such interest rate to be made daily based upon changes in the LIBOR RATE. Notwithstanding the foregoing to the contrary, the BORROWER shall have the right to elect to have interest accrue on the entire principal balance of any term loan made under the EQUIPMENT LINE at a fixed annual rate of interest equal to either the FIXED RATE or the COST OF FUNDS RATE, plus the APPLICABLE MARGIN all as determined on the date of the advance. The BORROWER must elect in writing to have interest accrue based on the FIXED RATE or the COST OF FUNDS RATE not less than two (2) BUSINESS DAYS prior to the date upon which such term loan advance is made under the EQUIPMENT LINE.

                           (ii)    Interest Payments.  The BORROWER shall make
payments of all accrued and unpaid interest on each term loan under the EQUIPMENT LINE on the first BUSINESS DAY of each month, commencing on the first BUSINESS DAY of the first month immediately following the date of the advance of proceeds of such term loan, and continuing until all sums outstanding under the term loan are paid in full.

       Section 3.4.3. Leases Under Equipment Line. Not less than ten (10) BUSINESS DAYS prior to the date upon which the BORROWER desires the LENDER to acquire (or cause LEASECORP to acquire) an item of EQUIPMENT to be leased to the BORROWER, the BORROWER shall make a written request to the LENDER for the LENDER or LEASECORP to enter into a lease transaction with the BORROWER pursuant to the terms of this AGREEMENT and the BORROWER shall provide to the LENDER such information as the LENDER may require in connection with the EQUIPMENT to be leased and the seller of such EQUIPMENT. All LEASES entered into by and between the LENDER or LEASECORP and the BORROWER shall be on terms and conditions acceptable to both the BORROWER and the LENDER or LEASECORP, as the case may be, and if the BORROWER and the LENDER or LEASECORP, as the case may be, cannot agree to such terms and conditions, then neither the LENDER nor LEASECORP shall have any obligation to acquire such EQUIPMENT and lease it to the BORROWER. All LEASES shall constitute "Finance Leases" under the Maryland Uniform Commercial Code, Title 2A, Commercial Law Article, Annotated Code of Maryland, as amended.

       Section 3.5. LIBOR Rate Availability. If after the date of this AGREEMENT the LENDER determines at any time that the adoption of any law, rule or regulation or change therein, or a change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with interpretation or administration thereof, or a change in market conditions has made it impracticable or illegal for the LENDER to offer interest rate pricing based on the LIBOR RATE, the LENDER shall notify the BORROWER of its determination, and thereafter until the LENDER notifies the BORROWER that such circumstances no longer exists: (a) the LENDER shall not be obligated to offer interest rate pricing based on the LIBOR RATE; and (b) each LOAN accruing interest based on the LIBOR RATE shall automatically commence to accrue at a fluctuating rate of interest equal to the COM. PAPER RATE plus the APPLICABLE MARGIN.

       Section 3.6. Calculation Of Interest. Interest shall be calculated on the unpaid principal balance of the LOANS on the basis of a three hundred sixty
(360) days per year factor applied to the actual days on which there exists an unpaid balance thereunder.

       Section 3.7. Facility Fee. The BORROWER shall pay to the LENDER on or before CLOSING a non-refundable and unconditional facility fee of Fifteen Thousand Dollars ($15,000.00), which shall be the absolute property of the LENDER upon payment. The facility fee shall not be considered to be a payment of any of the LENDER'S expenses incurred in connection with the LOANS and shall be paid independent of the amount of proceeds of the LOANS ultimately advanced to the BORROWER, even if that amount is less than the stated principal amounts of the LOANS.

       Section 3.8. Commitment Fee. For each three (3) month period ending on the last calendar days of October, January, April and July, or portion thereof during which the REVOLVING LOAN facility established hereunder is in existence and has not been terminated, until the termination of the REVOLVING LOAN, the BORROWER shall pay to the LENDER a commitment fee of: (a) one-quarter of one percent (1/4%) per annum on that sum (only if such sum is positive) obtained by subtracting the average daily disbursed principal balance of the REVOLVING LOAN during such three (3) month period or portion thereof from Six Million Dollars ($6,000,000.00); plus (b) one-half of one percent (1/2%) per annum on that sum obtained by subtracting (i) the greater of Zero or the amount by which the average daily disbursed principal balance of the REVOLVING LOAN during such three (3) month period or portion thereof exceeds Six Million Dollars ($6,000,000.00), from (ii) Two Million Five Hundred Thousand Dollars ($2,500,000.00); provided, however, that the amount of the commitment fee shall be reduced for each three (3) month period ending after February 28, 1998, to that amount equal to one-quarter of one percent (1/4%) per annum on that sum obtained by subtracting the average daily disbursed principal balance of the REVOLVING LOAN during the applicable three (3) month period or portion thereof from the REVOLVER DOLLAR CAP, if, and only if, the BORROWER'S financial statements for the fiscal quarter ending February 28, 1998 evidence that the BORROWER is in full compliance with all of the financial covenants set forth in this AGREEMENT and there are no DEFAULTS under this AGREEMENT as of February 28, 1998. The commitment fee shall be payable quarterly in arrears, on the fifteenth day of each succeeding November, February, May, and August or on the last day of a portion of a three (3) month period commencing with the first of such payments to be made on November 15, 1997. The commitment fee is not to be considered a fee being paid by the BORROWER to the LENDER as an inducement to the LENDER to make advances, nor shall it be considered to modify or limit the ability of the LENDER to terminate in accordance with the provisions of this AGREEMENT the ability of the BORROWER to borrow under the REVOLVING LOAN.

       Section 3.9. Capital Adequacy. If at any time or from time to time the LENDER determines that the adoption or implementation of any CAPITAL ADEQUACY REQUIREMENT, or the compliance by the LENDER or any corporation controlling the LENDER therewith, affects the amount of capital to be maintained by the LENDER or any corporation controlling the LENDER as a result of its obligations hereunder, or reduces the effective rate of return on the LENDER'S or such corporation's capital to a level below that which the LENDER or such corporation would have achieved but for such CAPITAL ADEQUACY REQUIREMENT as a consequence of its obligations hereunder (taking into consideration the LENDER'S or such corporation's policies with respect to capital adequacy), then after submission by the LENDER to the BORROWER of a written request therefor and a statement of the basis for such determination, the BORROWER shall pay to the LENDER such additional amounts as will compensate the LENDER for the cost of maintaining the increased capital or for the reduction in the rate of return on capital, together with interest thereon at the highest rate of interest then in effect under the NOTES from the date the LENDER requests such additional amounts until those amounts are paid in full; provided, however, the BORROWER shall have no obligation to pay such amounts to the LENDER unless the need to increase capital or the reduction in the rate of return on capital is due to a deterioration in the financial condition of the BORROWER or the value of the COLLATERAL or due to an EVENT OF DEFAULT.

       Section 3.10. Payments. All payments received by the LENDER which are to be applied to reduce the OBLIGATIONS shall be credited to the balance due from the BORROWER pursuant to the normal and customary practices of the LENDER, but shall be provisional and shall not be considered final unless and until such payment is not subject to avoidance under any provision of the United States Bankruptcy Code, as amended, including Sections 547 and 550, or any state law governing insolvency or creditors' rights. If any payment is avoided or set aside under any provision of the United States Bankruptcy Code, including Sections 547 and 550, or any state law governing insolvency or creditors' rights, the payment shall be considered not to have been made for all purposes of this AGREEMENT and the LENDER shall adjust its records to reflect the fact that the avoided payment was not made and has not been credited against the OBLIGATIONS.

       Section 3.11. Advancements. If the BORROWER fails to perform any of its agreements or covenants contained in this AGREEMENT or if the BORROWER fails to protect or preserve the COLLATERAL or the status and priority of the security interest of the LENDER in the COLLATERAL, the LENDER may make advances to perform the same on behalf of the BORROWER to protect or preserve the COLLATERAL or the status and priority of the security interest of the LENDER in the COLLATERAL, and all sums so advanced shall immediately upon advance become secured by the security interests granted in this AGREEMENT, and shall become part of the principal amount owed to the LENDER with interest to be assessed at the applicable rate thereon and subject to the terms and provisions of this AGREEMENT and all of the LOAN DOCUMENTS. The BORROWER shall repay on demand all sums so advanced on the BORROWER'S behalf, plus all expenses or costs incurred by the LENDER, including reasonable legal fees, with interest thereon at the highest rate provided for in the LOAN DOCUMENTS. The provisions of this Section shall not be construed to prevent the institution of the rights and remedies of the LENDER upon the occurrence of an EVENT OF DEFAULT. The contrary notwithstanding, the authorization contained in this Section shall impose no duty or obligation on the LENDER to perform any action or make any advancement on behalf of the BORROWER and is for the sole benefit and protection of the LENDER.

                                    ARTICLE 4
                                    ---------
                          SECURITY FOR THE OBLIGATIONS
                          ----------------------------

       The payment and satisfaction of the OBLIGATIONS shall be secured by the following described security interests, liens, guarantees, assignments and pledges.

       Section 4.1. Grant Of Security Interest To Lender. As security for all of the OBLIGATIONS, the BORROWER hereby assigns to the LENDER all of the BORROWER'S right, title, and interest in and to, and grants to the LENDER a continuing security interest in and to, all of the tangible and intangible assets of the BORROWER, wherever located, whether now owned or hereafter acquired by the BORROWER, together with all substitutions therefor, and all replacements and renewals thereof, and all accessions, additions, replacement parts, manuals, warranties and packaging relating thereto, including but not limited to the following tangible and intangible assets and property rights of the BORROWER:

                  a. ACCOUNTS;
                  b. CHATTEL PAPER;
                  c. CONTRACT RIGHTS;
                  d. DOCUMENTS;
                  e. EQUIPMENT;
                  f. FIXTURES;
                  g. GENERAL INTANGIBLES;
                  h. GOODS;
                  i. INSTRUMENTS;
                  j. INVENTORY;
                  k. Leasehold improvements;
                  l. INVESTMENT PROPERTY;
                  m. RECEIVABLES;
                  n. Rights to returned, rejected, or repossessed INVENTORY and rights of reclamation and stoppage in transit with respect to INVENTORY sold to ACCOUNT DEBTORS;
                  o. All monies, bank accounts, and deposits with any financial institution;
                  p. All contracts with ACCOUNT DEBTORS, deposits,
                     franchises, licenses, permits, tax refunds, leases, rights of indemnification, warranty rights, patents, patent applications, trademarks, service marks, trade names, copyrights, rights to sue for violations or infringements of intellectual property rights, tort claims, and judgments;
                  q. All rights of the BORROWER as a secured party with respect to collateral security now or hereafter securing any of the obligations of third parties to the BORROWER, together with all agreements and instruments evidencing or creating any such security; and
                  r. All RECORDS relating to or pertaining to any of the above listed COLLATERAL.

       The LENDER shall have the right to require the BORROWER to pledge and grant a lien into assets which the BORROWER may hereafter acquire which are not subject to the security interest granted herein.

       Section 4.2. Proceeds And Products. The LENDER'S security interests provided for herein shall apply to the proceeds, including but not limited to insurance proceeds, and the products of the COLLATERAL.

       Section 4.3. Priority Of Security Interest. Each of the security interests granted by the BORROWER to the LENDER pursuant to this AGREEMENT shall be a perfected first priority security interest in the COLLATERAL, except as expressly agreed in advance to the contrary by the LENDER in writing.

       Section 4.4. Future Advances. The security interests granted by the BORROWER to the LENDER hereunder shall secure all current and all future advances made by the LENDER to the BORROWER, or for the account or benefit of the BORROWER, and the LENDER may advance or readvance upon repayment by the BORROWER all or any portion of the sums loaned to the BORROWER and any such advance or readvance shall be fully secured by the security interests created by the LOAN DOCUMENTS.

       Section 4.5. Receivable Collections. The BORROWER shall deposit into the COLLECTION ACCOUNT, immediately upon receipt thereof, all cash, checks, drafts, and other instruments for the payment of money, properly endorsed, which have been received by the BORROWER in full or partial payment of any RECEIVABLE. Prior to any such deposit by the BORROWER into the COLLECTION ACCOUNT, the BORROWER will not commingle such items of payment with any of its other funds or property but will hold them separate and apart. The BORROWER shall instruct all of its ACCOUNT DEBTORS to make all payments on the BORROWER'S RECEIVABLES to a post office box in which the LENDER alone shall have sole access ("LOCK BOX"). The LENDER shall, on each BUSINESS DAY, withdraw the items of payment from the LOCK BOX and deposit them into either the COLLECTION ACCOUNT or the COMMERCIAL ACCOUNT, as determined by the LENDER. The LENDER, from time to time, shall apply all of the collected funds held in the COLLECTION ACCOUNT toward payment of all or any part of the OBLIGATIONS, whether or not then due, in such order of application as the LENDER may determine.

       Section 4.6. Collection Of Receivables By Lender. The LENDER, at any time or from time to time, after the occurrence of a violation of the terms of
Section 4.5 hereof or after the occurrence of an EVENT OF DEFAULT, may terminate the BORROWER'S authority to collect the RECEIVABLES. Upon a termination of the BORROWER'S authority, the LENDER shall have the right to send notices of assignment or notices of the LENDER'S security interest to any and all ACCOUNT DEBTORS or any third party holding or otherwise concerned with any of the COLLATERAL, and thereafter the LENDER shall have the sole right to collect the RECEIVABLES and to take possession of the COLLATERAL and RECORDS relating thereto. All of the LENDER'S collection expenses shall be charged to the BORROWER'S account and added to the OBLIGATIONS. If the LENDER is collecting the RECEIVABLES as above provided, the LENDER shall have the right to receive, indorse, assign and deliver in the LENDER'S name or the BORROWER'S name any and all checks, drafts and other instruments for the payment of money relating to the RECEIVABLES, and the BORROWER hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. If the LENDER is collecting the RECEIVABLES directly as above provided, the BORROWER hereby constitutes the LENDER or the LENDER'S designee as the BORROWER'S attorney-in-fact with power with respect to the RECEIVABLES: (a) to indorse the BORROWER'S name upon all notes, acceptances, checks, drafts, money orders or other evidences of payment of COLLATERAL that may come into the LENDER'S possession; (b) to sign the BORROWER'S name on any invoices relating to any of the RECEIVABLES, drafts against ACCOUNT DEBTORS, assignments and verifications of RECEIVABLES and notices to ACCOUNT DEBTORS; (c) to send verifications of RECEIVABLES to any ACCOUNT DEBTOR; (d) to notify the Post Office to change the address for delivery of mail addressed to the BORROWER to such address as the LENDER may designate; (e) to receive and open the BORROWER's mail and remove therefrom all items of payments on RECEIVABLES contained therein (the LENDER shall use its best efforts to forward to the BORROWER all remaining mail on each banking day); and (f) to do all other acts and things necessary, proper, or convenient to carry out the terms and conditions and purposes and intent of this AGREEMENT. All acts of such attorney or designee are hereby ratified and approved, and such attorney or designee shall not be liable for any acts of omission or commission, nor for any error of judgment or mistake of fact or law in accordance with this AGREEMENT, with the exception of acts arising from actual fraud or gross and wanton negligence. The power of attorney hereby granted, being coupled with an interest, is irrevocable while any of the OBLIGATIONS remain unpaid. The LENDER, without notice to or consent from the BORROWER, may sue upon or otherwise collect, extend the time of payment of or compromise or settle for cash, credit or otherwise upon any terms, any of the RECEIVABLES or any securities, instruments or insurances applicable thereto or release the obligor thereon. The LENDER is authorized and empowered to accept the return of the goods represented by any of the RECEIVABLES, without notice to or consent by the BORROWER, all without discharging or in any way affecting the BORROWER'S liability under the LOAN DOCUMENTS. The LENDER does not, by anything herein or in any assignment or otherwise, assume any of the BORROWER'S obligations under any contract or agreement assigned to the LENDER, and the LENDER shall not be responsible in any way for the performance by the BORROWER of any of the terms and conditions thereof.

       Section 4.7. Guaranty Agreements. Each of the GUARANTORS shall execute and deliver a GUARANTY AGREEMENT to the LENDER which shall guarantee, among other things, the absolute full payment and performance by the BORROWER of the OBLIGATIONS. Each of the GUARANTOR'S obligations under the GUARANTY AGREEMENT executed by such GUARANTOR shall be secured by a security interest in all of such GUARANTOR'S now owned or hereafter acquired assets, all as more particularly set forth in the GUARANTY AGREEMENT to be executed by such GUARANTOR.

       Section 4.8. Further Assurances. The BORROWER will, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the LENDER may request from time to time in order: (a) to perfect and protect the security interests purported to be created hereby; (b) to enable the LENDER to exercise and enforce its rights and remedies hereunder in respect of the COLLATERAL; or (c) otherwise to effect the purposes of this AGREEMENT, including, without limitation: (i) upon the BORROWER'S acquisition thereof, delivering to the LENDER each item of CHATTEL PAPER of the BORROWER, (ii) if any RECEIVABLES shall be evidenced by a promissory note or other INSTRUMENT, delivering and pledging to the LENDER such note or INSTRUMENT duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the LENDER,
(iii) executing and filing such financing statements or amendments thereto as may be necessary in order to perfect and preserve the security interests purported to be created hereby, (iv) upon the acquisition after the date hereof by the BORROWER of any EQUIPMENT covered by a certificate of title or ownership, cause the LENDER to be listed as the lienholder on such certificate of title and within sixty (60) days of the acquisition thereof deliver evidence of the same to the LENDER, and (v) upon the acquisition after the date hereof of any asset for which an assignment, pledge, mortgage, or other document is required to be filed in order to grant or perfect a lien therein for the benefit of the LENDER, execute and deliver to the LENDER such assignment, pledge, mortgage, or other INSTRUMENT within thirty (30) days of the acquisition thereof. The BORROWER hereby appoints the LENDER or any officer of the LENDER as the BORROWER'S attorney in fact for purposes of executing such instruments or documents in the BORROWER'S name, place and stead following an EVENT OF DEFAULT, which power of attorney shall be considered as coupled with an interest and irrevocable.

       Section 4.9. Grant Of Security Interest To Leasecorp. As security for all of the BORROWER'S obligations to LEASECORP under any LEASE in which LEASECORP is the lessor, the BORROWER hereby assigns to LEASECORP all of the BORROWER'S right, title, and interest in and to, and grants to LEASECORP a continuing security interest in and to all of the tangible and intangible assets of the BORROWER, wherever located, whether now owned or hereafter acquired by the BORROWER, together with all substitutions therefor, and all replacements and renewals thereof, and all substitutions, additions, replacement parts, manuals, warranties and packaging relating thereto including, but not limited to, the following tangible and intangible assets and property rights of the BORROWER:

                  a. ACCOUNTS;
                  b. CHATTEL PAPER;
                  c. CONTRACT RIGHTS;
                  d. DOCUMENTS;
                  e. EQUIPMENT;
                  f. FIXTURES;
                  g. GENERAL INTANGIBLES;
                  h. GOODS;
                  i. INSTRUMENTS;
                  j. INVENTORY;
                  k. Leasehold improvements;
                  l. INVESTMENT PROPERTY;
                  m. RECEIVABLES;
                  n. Rights to returned, rejected, or repossessed INVENTORY and rights of reclamation and stoppage in transit with respect to INVENTORY sold to ACCOUNT DEBTORS;
                  o. All monies, bank accounts, and deposits with any financial institution;
                  p. All contracts with ACCOUNT DEBTORS, deposits,
                     franchises, licenses, permits, tax refunds, leases, rights of indemnification, warranty rights, patents, patent applications, trademarks, service marks, trade names, copyrights, rights to sue for violations or infringements of intellectual property rights, tort claims, and judgments;
                  q. All rights of the BORROWER as a secured party with
                     respect to collateral security now or hereafter securing any of the obligations of third parties to the BORROWER, together with all agreements and instruments evidencing or creating any such security; and
                  r. All RECORDS relating to or pertaining to any of the above listed COLLATERAL.

                                    ARTICLE 5
                                    ---------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

       To induce the LENDER to make the LOANS and to enter into this AGREEMENT, the BORROWER makes the representations and warranties set forth in this Article
5. The BORROWER acknowledges the LENDER'S justifiable right to rely upon these representations and warranties.

       Section 5.1. Accuracy Of Information. All information, documents, reports, statements, financial statements, and data submitted by or on behalf of the BORROWER in connection with the LOANS, or in support thereof, are true, accurate, and complete in all material respects as of the date made and contain no knowingly false, incomplete or misleading statements.

       Section 5.2. No Litigation. There are no actions, suits, investigations, or proceedings pending or, to the knowledge of the BORROWER, threatened against the BORROWER or the assets of the BORROWER, except as specifically disclosed on Schedule 5.2 attached hereto.

       Section 5.3. No Liability Or Adverse Change. The BORROWER does not have any direct or contingent liability or INDEBTEDNESS known to the BORROWER and not previously disclosed to the LENDER, nor does the BORROWER know of or expect any adverse change in the assets, LIABILITIES, properties, business, or condition, financial or otherwise, of the BORROWER.

       Section 5.4. Title To Collateral. The BORROWER has good and marketable title to all of the COLLATERAL. The LENDER'S liens described herein shall have the priority described in Section 4.3 hereof.

       Section 5.5. Authority; Approvals And Consents.

                  a. The BORROWER has adequate power and authority and has full legal right to enter into this AGREEMENT and each of the other LOAN DOCUMENTS, and to perform, observe and comply with all of its agreements and obligations under each of such documents, including, without limitation the borrowings contemplated hereby.

                  b. The execution and delivery by the BORROWER of each of the LOAN DOCUMENTS, the performance by the BORROWER of all of its agreements and obligations under the LOAN DOCUMENTS, and the making by the BORROWER of the borrowings contemplated by this AGREEMENT, have been duly authorized by all necessary action on the part of the BORROWER and do not and will not (i) contravene any provision of the BORROWER'S organizational documents; (ii) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien upon any of the property of the BORROWER under any agreement, trust deed, indenture, mortgage or other instrument to which the BORROWER is a party or by which the BORROWER or any property of the BORROWER is bound or affected; (iii) violate or contravene any provision of any LAW, rule or regulation (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System) or any order, ruling or interpretation thereunder or any decree, order of judgment of any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to the BORROWER); or (iv) require any waivers, consents or approvals by any of the creditors or trustees for creditors of the BORROWER.

                  c. Other than filings and recordings required to perfect the security interests and liens granted hereunder, no approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency is required, under any provision of any applicable LAW for the execution and delivery by the BORROWER of this AGREEMENT and the other LOAN DOCUMENTS, for the performance by the BORROWER of any of the agreements and obligations thereunder or for the making by the BORROWER of the borrowing contemplated by this AGREEMENT.

       Section 5.6. Binding Effect Of Documents, Etc. Each of the LOAN DOCUMENTS which the BORROWER has executed and delivered as contemplated and required to be executed and delivered as of the CLOSING DATE by this AGREEMENT, have been duly executed and delivered and each such LOAN DOCUMENT will be in full force and effect. The agreements and obligations of the BORROWER contained in each such LOAN DOCUMENT constitute legal, valid and binding obligations of the BORROWER, enforceable against the BORROWER in accordance with its respective terms.

       Section 5.7. Other Names. The BORROWER has not changed its name, been the surviving entity in a merger, or changed the location of its chief executive office within the last twelve (12) years, except as is disclosed on Schedule 5.7 attached hereto. The BORROWER does not trade under any trade or fictitious names except as set forth on Schedule 5.7 attached hereto.

       Section 5.8. No Events Of Default. There is not currently existing any action, event, or condition which presently constitutes a DEFAULT or an EVENT OF DEFAULT.

       Section 5.9. Guaranty Agreement. The GUARANTY AGREEMENT executed by the GUARANTORS is the valid and binding obligations of the GUARANTORS and is fully enforceable against the GUARANTORS in accordance with its terms.

       Section 5.10. Taxes. The BORROWER: (a) has filed all federal, state and local tax returns and other reports which the BORROWER is required by LAW to file prior to the date hereof and which are material to the conduct of the business of the BORROWER; (b) has paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof; and (c) has made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable. The BORROWER has no knowledge of any deficiency or additional assessment in connection with any taxes, assessments or charges not provided for on the BORROWER'S books of account or reflected in the BORROWER'S financial statements.

       Section 5.11. Compliance With Laws. The BORROWER has complied in all material respects with all applicable LAWS, including, but not limited to, all LAWS with respect to: (a) all restrictions, specifications, or other requirements pertaining to products that it sells or to the services it performs; (b) the conduct of its business; and (c) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business.

       Section 5.12. Chief Place Of Business. The BORROWER'S chief executive office, chief place of business, and the place where it keeps its RECORDS concerning the COLLATERAL is 11019 McCormick Road, Hunt Valley, Maryland 21031.

       Section 5.13. Location Of Equipment And Fixtures. The BORROWER owns no EQUIPMENT or FIXTURES which are COLLATERAL and which are located at a location other than any locations set forth on Schedule 5.13 attached hereto.

       Section 5.14. Location Of Inventory. The INVENTORY is and shall be kept solely at the BORROWER'S locations set forth on Schedule 5.14 attached hereto, and shall not be moved, sold or otherwise disposed of without prior notification to the LENDER, except for sales of INVENTORY to ACCOUNT DEBTORS in the ordinary course of the BORROWER'S business. None of the INVENTORY is stored with or in the possession of any bailee, warehouseman, or other similar PERSON, except as specifically disclosed on Schedule 5.14 attached hereto.

       Section 5.15. No Subsidiaries. As of the date hereof, the BORROWER has no SUBSIDIARIES other than the GUARANTORS and EA Engineering, Science And Technology de Mexico, S.A. de C.V.

       Section 5.16. No Labor Agreements. The BORROWER is not subject to any collective bargaining agreement or any agreement, contract, decree or order requiring it to recognize, deal with or employ any PERSONS organized as a collective bargaining unit or other form of organized labor except as described on Schedule 5.16 attached hereto.

       Section 5.17. Eligible Accounts. As to each and every ACCOUNT which the BORROWER contends is an ELIGIBLE ACCOUNT, the BORROWER represents and warrants on an ongoing basis to the LENDER that at the time of each reporting by the BORROWER to the LENDER, the ACCOUNT shall meet all of the criteria for eligibility set forth in this AGREEMENT. At the time each ELIGIBLE ACCOUNT is listed on or included in (whether singularly or in the aggregate with other ELIGIBLE ACCOUNTS) a schedule or report delivered to the LENDER, all of such ELIGIBLE ACCOUNTS will have been generated in compliance with the BORROWER'S normal credit policies as historically in effect (or as modified from time to time on prior written notice of the LENDER), or on such other reasonable terms disclosed in writing to the LENDER in advance of the creation of such ACCOUNTS, and such terms shall be expressly set forth on the face of all invoices.

       Section 5.18. Approvals. The BORROWER possesses all franchises, approvals, licenses, contracts, merchandising agreements, merchandising contracts and governmental approvals, registrations and exemptions necessary for it lawfully to conduct its business and operation as presently conducted and as anticipated to be conducted after CLOSING.

       Section 5.19. Financial Statements. The financial statements of the BORROWER which have been delivered to the LENDER prior to the date of this AGREEMENT, fairly present the financial condition of the BORROWER as of the respective dates thereof and the results and operations of the BORROWER for the fiscal periods ended on such respective dates, all in accordance with G.A.A.P. The BORROWER has no direct or contingent liability or obligation known to the BORROWER and not disclosed on the financial statements delivered to the LENDER or disclosed on Schedule 5.19 hereto. There has been no material adverse change in the financial condition of the BORROWER since May 31, 1997 and the BORROWER does not know of or expect any adverse change in the assets, liabilities, properties, business, or condition, financial or otherwise, of the BORROWER.

       Section 5.20. Solvency. The BORROWER will be SOLVENT both before and after CLOSING, after giving full effect to the LOANS and all of the BORROWER'S LIABILITIES. The BORROWER presently knows of no existing reason which is likely to cause it to be unable to maintain such SOLVENT financial condition, giving full effect to the OBLIGATIONS, as long as any of the OBLIGATIONS remain unsatisfied.

       Section 5.21. Fair Labor Standards Act. The BORROWER has complied in all material respects with the Fair Labor Standards Act of 1938, as amended.

       Section 5.22. Employee Benefit Plans.

                  a. BORROWER and its ERISA AFFILIATES are in compliance in all material respects with all applicable provisions of ERISA and the regulations thereunder and of the CODE with respect to all EMPLOYEE BENEFIT PLANS.

                  b. No TERMINATION EVENT has occurred or is reasonably expected to occur with respect to any GUARANTEED PENSION PLAN.

                  c. The actuarial present value (as defined in Section 4001 of ERISA) of all benefit commitments (as defined in Section 4001 of ERISA) under each GUARANTEED PENSION PLAN does not exceed the assets of that plan.

                  d. Neither the BORROWER or any of its ERISA AFFILIATES has incurred or reasonably expects to incur any withdrawal liability under ERISA in connection with any MULTIEMPLOYER PLANS.

       Section 5.23. Environmental Conditions.
                     -------------------------

                  a. The BORROWER has obtained all necessary permits, licenses, variances, clearances and all other necessary approvals (collectively, the "EPA PERMITS") for the operation and conduct of its business from all applicable federal, state, and local governmental authorities, utility companies or development-related entities including, but not limited to, any and all appropriate Federal or State environmental protection agencies and other county or city departments, public water works and public utilities in regard to the use of the FACILITIES, the operation and conduct of its business, and the handling, transporting, treating, storage, disposal, discharge, or RELEASE of REGULATED SUBSTANCES, if any, into, on or from the environment (including, but not limited to, any air, water, or soil).

                  b. Each issued EPA PERMIT is in full force and effect, has not expired or been suspended, denied or revoked, and is not under challenge by any PERSON. The BORROWER is in compliance in all material aspects with each issued EPA PERMIT.

                  c. Neither the BORROWER nor any of the FACILITIES are subject to any private or governmental litigation, or to BORROWER'S knowledge, threatened litigation, lien or judicial or administrative notice, order or action involving the BORROWER or any of the FACILITIES relating to REGULATED SUBSTANCES or environmental problems, impairments or liabilities.

                  d. There has been no RELEASE into, on or from any of the FACILITIES and no REGULATED SUBSTANCES are located on or have been treated, stored, processed, disposed of, handled or transported to or from, any of the FACILITIES in violation of any ENVIRONMENTAL LAWS. To BORROWER'S knowledge, no REGULATED SUBSTANCES have been treated, stored, disposed, RELEASED, located, discharged, possessed, managed, processed, or otherwise handled in the operation or conduct of the BORROWER'S business in violation of any ENVIRONMENTAL LAWS. The BORROWER has complied in all material respects with all ENVIRONMENTAL LAWS affecting the FACILITIES or the BORROWER'S business.

                  e. The BORROWER does not transport, in any manner, any REGULATED SUBSTANCES except in the ordinary course of business in compliance with all ENVIRONMENTAL LAWS.

                  f. The BORROWER has not received any notices that any REGULATED SUBSTANCES transported from any FACILITY was disposed of in violation of any ENVIRONMENTAL LAWS.

                  g. The BORROWER has not received written notice of any circumstances which would result in any obligation under any ENVIRONMENTAL LAW to investigate or remediate any REGULATED SUBSTANCES in, on or under any of the FACILITIES.

                                    ARTICLE 6
                                    ---------
                              AFFIRMATIVE COVENANTS
                              ---------------------

       Each BORROWER covenants and agrees during the term of this AGREEMENT and while any OBLIGATIONS are outstanding and unpaid to do and perform each of the acts and promises set forth in this Article 6:

       Section 6.1. Payment. All OBLIGATIONS shall be paid in full when and as due.

       Section 6.2. Casualty Insurance. The BORROWER shall maintain for all of its respective assets and properties, whether real, personal, or mixed and including but not limited to the COLLATERAL, fire and extended coverage casualty insurance in amounts satisfactory to the LENDER and sufficient to prevent any co-insurance liability (which amount shall be the full insurable value of the assets and properties insured unless the LENDER in writing agrees to a lesser amount), naming the LENDER as loss payee with respect to the COLLATERAL, with an insurance company and upon policy forms containing standard mortgagee clauses which are acceptable to and approved by the LENDER.

The LENDER acknowledges that the current amount of the BORROWER'S casualty insurance is acceptable. The BORROWER shall submit to the LENDER copies of certificates evidencing the casualty insurance policies and paid receipts evidencing payment of the premiums due on the same. The casualty insurance policies shall be endorsed so as to make them noncancellable unless ten (10) days prior notice of cancellation is provided to the LENDER (the BORROWER shall request that the insurer provide the LENDER with not less than thirty days prior written notice of cancellation). The proceeds of any insured loss shall be applied by the LENDER to the OBLIGATIONS, in such order of application as determined by the LENDER, unless the LENDER in its reasonable discretion permits the use thereof to repair or replace damaged or destroyed COLLATERAL.

       Section 6.3. Liability And Worker's Compensation Insurance. The BORROWER shall maintain public liability and property damage insurance in such amounts, with insurance companies, and upon policy forms acceptable to and approved by the LENDER. In addition, the BORROWER shall maintain worker's compensation insurance in such amounts, with insurance companies, and upon policy forms acceptable to and approved by the LENDER. The LENDER acknowledges that the current amounts of the BORROWER'S liability and worker's compensation insurance are in an amount acceptable to the LENDER. The BORROWER, on request, shall submit to the LENDER copies of the liability and worker's compensation insurance policies and receipts evidencing the payment of premiums due thereon or, alternatively, certificates from the insurance companies certifying to the existence of the policies, summarizing the terms of the policies, and indicating the payment of premiums due thereon.

       Section 6.4. Books And Records. The BORROWER at all times hereafter shall maintain a standard and modern system of accounting in accordance with G.A.A.P. with ledger and account cards and/or computer tapes, discs, printouts, and records pertaining to the COLLATERAL which contain such information as may from time to time be requested by the LENDER. The BORROWER shall notify the LENDER in writing if the BORROWER modifies or changes its method of accounting or enters into, modifies, or terminates any agreement presently existing, or at any time hereafter entered into with any third party accounting firm for the preparation and/or storage of the BORROWER'S accounting records; provided, that such accounting firm agrees to provide to the LENDER information regarding the COLLATERAL and the BORROWER'S financial condition.

       Section 6.5. Collection Of Accounts; Sale Of Inventory. The BORROWER shall collect its RECEIVABLES and sell its INVENTORY only in the ordinary course of business, unless written permission to the contrary is obtained from the LENDER.

       Section 6.6. Notice Of Litigation And Proceedings. Except as previously disclosed to the LENDER on Schedule 5.2 attached hereto, the BORROWER shall give immediate notice to the LENDER of any action, suit, citation, violation, direction, notice or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the BORROWER or any SUBSIDIARY, or the assets or properties thereof, which, if determined adversely to the BORROWER or such SUBSIDIARY: (a) could require the BORROWER or such SUBSIDIARY to pay over more than Fifty Thousand Dollars ($50,000.00) or deliver assets the value of which exceeds that sum

(unless such claim is fully covered by insurance without dispute or reservation of rights by the insurer); or (b) could reasonably be expected to have a material adverse effect upon the financial condition or business operations of the BORROWER.

       Section 6.7. Payment Of Liabilities To Third Persons. The BORROWER shall pay when and as due, or within applicable grace periods, all LIABILITIES due to third persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside by the BORROWER.

       Section 6.8. Notice Of Change Of Business Location. The BORROWER shall notify the LENDER thirty (30) days in advance of: (a) any change in the location of its principal place of business; or (b) any change in or addition to the locations at which the COLLATERAL is kept unless the new location is in the same local jurisdiction as the prior location or another existing location of the BORROWER. At CLOSING the BORROWER shall deliver to the LENDER landlord's agreements, in form and substance acceptable to the LENDER, executed by: (a) each landlord of premises located in Baltimore County, Maryland leased by the BORROWER; and (b) each landlord of the three premises located outside of Baltimore County, Maryland in which the aggregate book value of the BORROWER'S GOODS located on each of such premises is greater than the aggregate book value of the BORROWER'S GOODS located on the other premises (i.e, other than those premises for which landlord agreements are required) located outside of Baltimore County, Maryland leased by the BORROWER. In addition, within one hundred twenty (120) days after the end of each FISCAL YEAR the BORROWER shall provide the LENDER with such additional Landlord's Agreements (if the LENDER does not already have one from such landlord), in form and substance acceptable to the LENDER, that may be necessary in order for the LENDER to have landlord's agreements for those premises which, as of the end of such FISCAL YEAR, satisfies one of the criteria set forth in the immediately preceding sentence.

       Section 6.9. Payment Of Taxes. The BORROWER shall pay or cause to be paid when and as due all taxes, assessments and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay over to the taxing authority or which it must pay on its income, except where contested in good faith, by appropriate proceedings and at its own cost and expense; provided, however, that the BORROWER shall not be deemed to be contesting in good faith by appropriate proceedings unless: (a) such proceedings operate to prevent the taxing authority from attempting to collect the taxes, assessments or charges; (b) the COLLATERAL is not subject to sale, forfeiture or loss during such proceedings; (c) the BORROWER'S contest does not subject the LENDER to any claim by the taxing authority or any other person; (d) the BORROWER establishes appropriate reserves, satisfactory to the LENDER in its sole discretion, for the payment of all taxes, assessments, charges, levies, legal fees, court costs and other expenses for which the BORROWER would be liable if it is unsuccessful in its contest; (e) the BORROWER prosecutes the contest continuously to its final conclusion; and (f) at the conclusion of the proceedings, the BORROWER promptly pays all amounts determined to be payable, including but not limited to all taxes, assessments, charges, levies, legal fees and court costs.

       Section 6.10. Inspections Of Records. The BORROWER shall permit representatives of the LENDER access to the BORROWER'S places of business, without hindrance or delay, at intervals to be determined by the LENDER, before or after an EVENT OF DEFAULT, to inspect the COLLATERAL and to audit, inspect, verify, check and make extracts or photocopies from, the RECORDS of the BORROWER and other data relating to the COLLATERAL or any of the BORROWER'S LIABILITIES, and the BORROWER shall reimburse the LENDER for the entire cost of all of such audits, inspections, verifications, copying, and extractions, provided that the maximum aggregate amount of such costs for which the BORROWER shall be obligated to reimburse the LENDER for in any calendar year is Seven Thousand Five Hundred Dollars ($7,500.00) unless there is an EVENT OF DEFAULT in which case there is no such limitation.

       Section 6.11. Collection Of Receivables By Borrower. Unless the BORROWER'S authority to collect the RECEIVABLES has been terminated by the LENDER, as provided in this AGREEMENT, the BORROWER, at the BORROWER'S sole expense, shall collect, when and as due, all sums due on the RECEIVABLES. The BORROWER shall take such action in collecting the RECEIVABLES as the LENDER may request, or in the absence of such request, as the BORROWER may deem advisable.

       Section 6.12. Notice Of Events Affecting Collateral; Compromise Of Receivables. The BORROWER, immediately upon learning thereof, shall report to the LENDER: (a) all claims or disputes asserted by any ACCOUNT DEBTOR or other obligor involving in excess of Fifty Thousand Dollars ($50,000.00); and (b) all matters materially affecting the value, enforceability or collectibility of any of the COLLATERAL. The BORROWER shall immediately notify the LENDER in the event the aggregate amount of adjustments and compromises of those RECEIVABLES which were reported to the LENDER as an ELIGIBLE ACCOUNT on the most recent collateral and loan report, exceeds Fifty Thousand Dollars ($50,000.00) since the date of the most recent collateral and loan report delivered to the LENDER.

       Section 6.13. Documentation Of Collateral. The BORROWER, upon request of the LENDER, shall provide the LENDER from time to time with: (a) written statements or schedules identifying and describing the COLLATERAL, and all additions, substitutions, and replacements thereof, in such detail as the LENDER may require; (b) copies of ACCOUNT DEBTORS' invoices or billing statements; (c) evidence of shipment or delivery of goods or merchandise to or performance of services for ACCOUNT DEBTORS; and (d) such other schedules and information as the LENDER reasonably may require. The items to be provided under this Section shall be in form satisfactory to the LENDER and are to be executed and delivered to the LENDER from time to time solely for the LENDER'S convenience in maintaining RECORDS of the COLLATERAL. The BORROWER'S failure to give any of such items to the LENDER shall not affect, terminate, modify or otherwise limit the LENDER'S security interest in the COLLATERAL. The LENDER shall have the right, at any time and from time to time, to verify the eligibility of the BORROWER'S RECEIVABLES, including obtaining verification of the RECEIVABLES directly from ACCOUNT DEBTORS.

       Section 6.14. Reporting Requirements. The BORROWER shall submit the following items to the LENDER:

                  a. Receivables And Accounts Payable Reports. On or before the 30th day after the end of each calendar month: (i) a RECEIVABLES report and aging (including both billed ACCOUNTS and unbilled ACCOUNTS); (ii) an accounts payable report and aging; and (iii) a billed and unbilled ACCOUNTS reconciliation, all in form reasonably acceptable to the LENDER and containing such information as the LENDER may specify from time to time. Such reports shall be accompanied by such reports, copies of sales journals, remittance reports, and other documentation as the LENDER may request from time to time.

                  b. Borrowing Base Report. Once each calendar week, or more frequently if requested by the LENDER, a collateral and loan report in such form and context as may be specified by the LENDER from time to time.

                  c. Contract Status And Backlog Reports. Within thirty (30) calendar days after the end of each calendar month (i) contract status (sorted and listing the top twenty-five (25) contracts and totaled by contract type) and backlog reports in a form acceptable to the LENDER and containing such information as the LENDER may specify from time to time; and (ii) a list labeled as Exhibit A which contains the Contract number, Contract date, federal contracting agency, name and address of contracting officer and name and address of disbursing officer (if different than the contracting officer) for each of the ten (10) largest (based on backlog contract value) contracts with the United States of America, or any department, agency or instrumentality thereof.

                  d. SEC And Other Public Announcements. Concurrently with the issuance thereof, all public announcements made by the BORROWER.

                  e. Quarterly 10 Q Statements. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three quarters of each FISCAL YEAR of the BORROWER, the BORROWER shall submit to the LENDER copies of the BORROWER'S 10 Q statement for each such fiscal quarter.

                  f. Monthly Financial Statements. As soon as available and in any event within thirty (30) calendar days after the end of each calendar month, the BORROWER shall submit to the LENDER a consolidated and consolidating balance sheet of the BORROWER and its SUBSIDIARIES as of the end of such month and a consolidated and consolidating statement of income and retained earnings of the BORROWER and its SUBSIDIARIES for such month, and a consolidated and consolidating statement of cash flow of the BORROWER and its SUBSIDIARIES for such month, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the previous FISCAL YEAR and all prepared in accordance with G.A.A.P. and certified by the Chief Financial Officer of the BORROWER (subject to year-end adjustment).

                  g. Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) calendar days after the end of each FISCAL YEAR of the BORROWER, the BORROWER shall submit to the LENDER a consolidated and consolidating balance sheet of the BORROWER and its SUBSIDIARIES as of the end of such FISCAL YEAR and a consolidated and consolidating statement of income and retained earnings of the BORROWER and its SUBSIDIARIES for such FISCAL YEAR, and a consolidated and consolidating statement of cash flow of the BORROWER and its SUBSIDIARIES for such FISCAL YEAR, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the prior FISCAL YEAR and all prepared in accordance with G.A.A.P. and accompanied by an audited opinion thereon acceptable to the LENDER by independent accountants selected by the BORROWER and acceptable to the LENDER.

                  h. Tax Returns. As soon as available and in any event within one hundred twenty (120) calendar days after the end of each FISCAL YEAR of the BORROWER (unless the BORROWER properly files an extension with the Internal Revenue Service, in which case the returns shall be delivered to the LENDER prior to the expiration of the extension), the BORROWER shall submit to the LENDER copies of the BORROWER'S consolidated federal tax returns for such FISCAL YEAR, together with all supporting schedules. Together with such federal tax returns the BORROWER shall deliver to the LENDER such state tax returns as are requested by the LENDER.

                  i. Annual 10 K Statements. As soon as available and in any event within one hundred twenty (120) calendar days after the end of each FISCAL YEAR of the BORROWER, the BORROWER shall submit to the LENDER the BORROWER'S 10 K statement for each such FISCAL YEAR.

                  j. Management Letters. Promptly upon receipt thereof, the BORROWER shall submit to the LENDER copies of any reports submitted to the BORROWER or any SUBSIDIARY by independent certified public accountants in connection with the examination of the financial statements of the BORROWER or any SUBSIDIARY made by such accountants.

                  k. Certificates Of No Default. Within thirty (30) calendar days after the end of each of the quarters of each FISCAL YEAR of the BORROWER, the BORROWER shall submit to the LENDER a certificate of the chief financial officer of the BORROWER certifying that: (i) there exists no EVENT OF DEFAULT, or if an EVENT OF DEFAULT exists, specifying the nature thereof, the period of existence thereof and what action the BORROWER proposes to take with respect thereto; (ii) no material adverse change in the condition, financial or otherwise, business, property or results of operations of the BORROWER has occurred since the previous certificate was sent to the LENDER by the BORROWER or, if any such change has occurred, specifying the nature thereof and what action the BORROWER has taken or proposes to take with respect thereto; (iii) all insurance premiums then due have been paid; (iv) all taxes then due have been paid or, for those taxes which have not been paid, a statement of the taxes not paid and a description of the BORROWER'S rationale therefor; (v) no litigation, investigation or proceedings, or injunction, writ or restraining order is pending or threatened of which the BORROWER is required to notify the LENDER thereof pursuant to Section 6.6 hereof or, if any such litigation, investigation, proceeding, injunction, writ or order is pending, describing the nature thereof; and (vi) stating whether or not the BORROWER is in compliance with the covenants in this AGREEMENT, including a calculation of the financial covenants in the schedule attached to such officer's certificate in form satisfactory to the LENDER.

                  l. Accountant's Report. Simultaneously with the delivery of the annual financial statements referred to above, the BORROWER shall submit to the LENDER a certificate of the independent public accountants who prepared such statements, addressed to the BORROWER and the LENDER, which: (i) either states that, in making the examination necessary for the preparation of such statements, the accountants have obtained no knowledge of any condition or event which constitutes an EVENT OF DEFAULT, or specifies each such condition or event which constitutes an EVENT OF DEFAULT of which they have obtained knowledge, and the nature and status thereof; and (ii) states specifically the scope of the work for which the accountants were retained.

                  m. Reports To Other Creditors. Promptly after the furnishing thereof, the BORROWER shall submit to the LENDER copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the LENDER pursuant to any other provisions of this AGREEMENT.

                  n. Management Changes. The BORROWER shall notify the LENDER immediately of any changes in the personnel holding executive management positions with the BORROWER at the time of CLOSING, including but not limited to the BORROWER'S President, Executive Vice President and Chief Financial Officer, Vice President of Finance and Administration, and Vice President, Secretary and General Counsel.

                  o. General Information. In addition to the items set forth in paragraphs (a) through (n) above, the BORROWER shall submit to the LENDER such other information respecting the condition or operations, financial or otherwise, of the BORROWER or any SUBSIDIARY of the BORROWER as the LENDER may request from time to time.

       Section 6.15. Employee Benefit Plans And Guaranteed Pension Plans. The BORROWER will, and will cause each of its ERISA AFFILIATES to: (a) comply with all requirements imposed by ERISA and the CODE, applicable from time to time to any of its GUARANTEED PENSION PLANS or EMPLOYEE BENEFIT PLANS; (b) make full payment when due of all amounts which, under the provisions of EMPLOYEE BENEFIT PLANS or under applicable LAW, are required to be paid as contributions thereto;
(c) not permit to exist any material accumulated funding deficiency, whether or not waived; (d) file on a timely basis all reports, notices and other filings required by any governmental agency with respect to any of its EMPLOYEE BENEFITS PLANS; (e) make any payments to MULTIEMPLOYER PLANS required to be made under any agreement relating to such MULTIEMPLOYER PLANS, or under any LAW pertaining thereto; (f) not amend or otherwise alter any GUARANTEED PENSION PLAN if the effect would be to cause the actuarial present value of all benefit commitments under any GUARANTEED PENSION PLAN to be less than the current value of the assets of such GUARANTEED PENSION PLAN allocable to such benefit commitments;
(g) furnish to all participants, beneficiaries and employees under any of the EMPLOYEE BENEFIT PLANS, within the periods prescribed by LAW, all reports, notices and other information to which they are entitled under applicable LAW; and (h) take no action which would cause any of the EMPLOYEE BENEFIT PLANS to fail to meet any qualification requirement imposed by the CODE. As used in this Section, the term "accumulated funding deficiency" has the meaning specified in
Section 302 of ERISA and Section 412 of the CODE, and the terms "actuarial present value", "benefit commitments" and "current value" have the meaning specified in Section 4001 of ERISA.

       Section 6.16. Maintenance Of Equipment. The BORROWER shall maintain and preserve all of its EQUIPMENT in a state of good and efficient working order.

       Section 6.17. Consignments. The BORROWER shall advise the LENDER of all PERSONS to whom it has consigned or assigned INVENTORY for sale or distribution, and the location of the INVENTORY subject to any such consignment or assignment arrangement. The BORROWER shall: (a) duly and properly file financing statements in all applicable places of public record with respect to each of such consignments or assignments, which filings shall comply with Section 9-114 of the 1972 version of the Uniform Commercial Code and with all other requirements necessary for the BORROWER to protect its interests therein under applicable LAWS; (b) supply the LENDER with prior evidence of such filing and with a financing statement, judgment and tax lien search in the name of the consignee or assignee in all applicable places of public record; and (c) provide written notification to any holder of any security interests in the inventory of the consignee or assignee who has filed a financing statement before the BORROWER files its financing statement, which notice shall state that the BORROWER expects to deliver goods or assignments, shall describe the goods by item or type and which notification shall be received by any such holder within five (5) years before the consignee receives possession of the goods and at five (5) year intervals thereafter.

       Section 6.18. Federal Assignment Of Claims Act. At CLOSING, the BORROWER shall execute and deliver to the LENDER (or an escrow agent acceptable to the LENDER and the BORROWER) ten (10) Assignments to the LENDER of all monies due or to become due under contracts with the United States of America, or any department, agency or instrumentality thereof, which Assignments shall: (a) be in accordance with the requirements of the Federal Assignment of Claims Act, as amended; (b) state that it assigns to the LENDER all monies due under the contracts described on Exhibit A attached thereto; and (c) not have an Exhibit A attached thereto as of CLOSING. The BORROWER hereby irrevocably authorizes the LENDER, following not less than five (5) days prior written notice from the LENDER to the BORROWER of an occurrence of an EVENT OF DEFAULT, to: (a) attach to each of the Assignments a copy of the most recent Exhibit A which the BORROWER delivered to the LENDER pursuant to Section 6.14.c. hereof; (b) date such Assignments the date the LENDER provides the BORROWER with written notice of the occurrence of an EVENT OF DEFAULT; and (c) deliver such Assignments, or certified true copies thereof, together with appropriate notices to the contracting officers and disbursing officers (if different than the contracting officer) referenced in such Exhibit A as well as all other PERSONS deemed necessary or appropriate by the LENDER.

       Section 6.19. Compliance With Laws. The BORROWER shall comply in all material respects with all applicable LAWS, including, but not limited to, all LAWS with respect to: (a) all restrictions, specifications, or other requirements pertaining to products that it sells or to the services it performs; (b) the conduct of its business; (c) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business; and (d) the obtaining of all necessary licenses, franchises, PERMITS and governmental approvals, registrations and exemptions necessary to engage in its business.

       Section 6.20. Environmental Laws. In addition to and without limiting the generality of the preceding Section, the BORROWER shall: (a) comply in all material respects with, and ensure such compliance by all tenants and subtenants, if any, with, all applicable ENVIRONMENTAL LAWS and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or PERMITS required by applicable ENVIRONMENTAL LAWS; (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under ENVIRONMENTAL LAWS, and promptly comply with all lawful orders and directives of any governmental authority regarding ENVIRONMENTAL LAWS; and (c) defend, indemnify and hold harmless the LENDER, and its employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any ENVIRONMENTAL LAWS applicable to the operations of the BORROWER, or any orders, requirements or demands of governmental authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor. The BORROWER shall notify the LENDER of any RELEASE of REGULATED SUBSTANCE on, to or from any FACILITY in violation of any ENVIRONMENTAL LAWS or of any notice received by the BORROWER that the BORROWER or any FACILITY is not in compliance with any ENVIRONMENTAL LAWS within five (5) BUSINESS DAYS after any such RELEASE or receipt of any such notice.

       Section 6.21. Fair Labor Standards Act. The BORROWER shall comply in all material respects with the Fair Labor Standards Act of 1938, as amended.

       Section 6.22. Tangible Net Worth. The BORROWER and its SUBSIDIARIES shall have a TANGIBLE NET WORTH of not less than: (a) Twelve Million Two Hundred Thousand Dollars ($12,200,000.00) as of the end of each fiscal quarter ending between August 31, 1997 and August 30, 1998, inclusive; and (b) Thirteen Million Five Hundred Thousand Dollars ($13,500,000.00) as of August 31, 1998 and each fiscal quarter ending thereafter.

       Section 6.23. Ratio Of Liabilities To Tangible Net Worth. The BORROWER and its SUBSIDIARIES shall maintain as of the end of each fiscal quarter during the terms of the LOANS a ratio of LIABILITIES to TANGIBLE NET WORTH of not greater than 1.25 to 1.0.

       Section 6.24. Debt Service Coverage. The BORROWER and its SUBSIDIARIES shall maintain a ratio of CASH FLOW to DEBT SERVICE of not less than 2.0 to 1.0 for each of the following periods: (a) the period between September 1, 1997 and November 30, 1997, inclusive; (b) the period between September 1, 1997 and February 28, 1998, inclusive; (c) the period between September 1, 1997 and May 31, 1998, inclusive; (d) the period between September 1, 1997 and August 31, 1998, inclusive; and (e) each twelve (12) month period ending on the last day of a fiscal quarter of the BORROWER after August 31, 1998.

       Section 6.25. Capital Expenditures. The aggregate amount of CAPITAL EXPENDITURES made by the BORROWER and its SUBSIDIARIES, which are not financed with proceeds of the EQUIPMENT LINE, during the FISCAL YEARS ending on August 31, 1997 and August 31, 1998 shall not exceed Seven Hundred Fifty Thousand Dollars ($750,000.00) in either FISCAL YEAR.

                                   ARTICLE 7
                                   ---------
                               NEGATIVE COVENANTS
                               ------------------

       The BORROWER covenants while any OBLIGATIONS are outstanding and unpaid not to do or to permit to be done or to occur any of the acts or happenings set forth in this Article 7 without the prior written authorization of the LENDER which authorization shall not be unreasonably denied and which shall be either provided or denied within five (5) BUSINESS DAYS after written request.

       Section 7.1. No Change Of Name, Merger, Etc. The BORROWER shall not change its name or enter into any merger, consolidation, reorganization or recapitalization.

       Section 7.2. No Sale Or Transfer Of Assets. The BORROWER shall not sell, transfer, lease or otherwise dispose of all or any part of the COLLATERAL, or all or any part of any of its other assets, except that: (a) INVENTORY may be sold to ACCOUNT DEBTORS in the ordinary course of business; (b) items of EQUIPMENT may be sold or exchanged if that EQUIPMENT is replaced in the ordinary course of the BORROWER'S business to the satisfaction of the LENDER by EQUIPMENT of a similar value and which is subject to the first lien security interest of the LENDER provided for herein; and (c) items of EQUIPMENT which are not longer used in the BORROWER's business (excluding EQUIPMENT replaced in accordance with Subsection 7.2(b) above) may be sold or disposed of provided that the aggregate book value of such EQUIPMENT sold or disposed of at any one time shall not exceed Fifty Thousand Dollars ($50,000.00), and the aggregate book value of such EQUIPMENT sold or disposed of in any FISCAL YEAR shall not exceed One Hundred Thousand Dollars ($100,000.00).

       Section 7.3. No Encumbrance Of Assets. The BORROWER shall not mortgage, pledge, grant or permit to exist a security interest in or lien upon any of its assets of any kind, now owned or hereafter acquired, except for PERMITTED LIENS or as otherwise permitted hereunder.

       Section 7.4. No Indebtedness. The BORROWER shall not incur, create, assume, or permit to exist any INDEBTEDNESS except: (a) the OBLIGATIONS; and
(b) INDEBTEDNESS secured by PERMITTED LIENS.

       Section 7.5. Restricted Payments. The BORROWER shall not make any RESTRICTED PAYMENT.

       Section 7.6. Transactions With Affiliates. The BORROWER shall not make any purchase from, or contract for the performance of any services by, any AFFILIATE, except on terms which fairly represent generally available terms to be obtained in transactions of a similar nature with independent third PERSONS.

       Section 7.7. No Sale-Leaseback Transactions. The BORROWER shall not enter into any sale-leaseback transaction.

       Section 7.8. No Acquisition Of Third Person. The BORROWER shall not acquire any equity interests in, or all or substantially all of the assets of, any PERSON.

       Section 7.9. No Assignment. The BORROWER shall not assign or attempt to assign this AGREEMENT.

       Section 7.10. No Alteration Of Structure Or Operations. The BORROWER shall not amend or change materially its capital structure or its line or scope of business.

       Section 7.11. Unpermitted Uses Of Loans Proceeds. The BORROWER shall not use any part of the proceeds of the LOANS hereunder for any purpose which constitutes a violation of, or is inconsistent with, regulations of the Board of Governors of the Federal Reserve System, including without limitation, the purchase or carrying of (or refinancing of indebtedness originally incurred to purchase or carry) margin securities.

       Section 7.12. Changes In Fiscal Year. The BORROWER shall not change its FISCAL YEAR without the LENDER'S consent, which consent shall not be unreasonably withheld.

                                    ARTICLE 8
                                    ---------
                                EVENTS OF DEFAULT
                                -----------------

       The occurrence of any of the following events shall constitute EVENTS OF DEFAULT and shall entitle the LENDER to exercise the LENDER'S rights and remedies under Article 9 of this AGREEMENT.

       Section 8.1. Failure To Pay. The failure by the BORROWER to pay any of the OBLIGATIONS and such failure is not cured within two (2) BUSINESS DAYS after written notice from the LENDER, provided, however, that the failure to pay any of the OBLIGATIONS when due shall constitute an immediate EVENT OF DEFAULT if within the immediate twelve (12) months the BORROWER has failed on at least two
(2) occasions to pay any of the OBLIGATIONS when due.

       Section 8.2. Violation Of Covenants.
                    -----------------------

                  a. The failure by the BORROWER to perform or a violation of any of the covenants or agreements provided in this AGREEMENT (other than those referred to in Subsection 8.2.b. below or any other Section of this Article 8) and such failure is not cured within five (5) BUSINESS DAYS after written notice from the LENDER; or

                  b. The failure by the BORROWER to perform any of the covenants provided in Section 6.22, 6.23, 6.24 or 6.25 of this AGREEMENT.

       Section 8.3. Representation Or Warranty. The failure of any representation or warranty made by the BORROWER or by any GUARANTOR to be true in any material respect, as of the date made.

       Section 8.4. Default Under Loan Documents. A breach of or default by the BORROWER under the terms, covenants, and conditions set forth in any other LOAN DOCUMENT or in any LEASE, and such failure (unless such failure is a failure to pay any sums when due for which there is no cure period or notice required) is not cured within five (5) BUSINESS DAYS after written notice from the LENDER.

       Section 8.5. Cross-Default. A default under the terms, covenants, or conditions of any agreement, loan, guaranty, lease, or other transaction of the BORROWER or any GUARANTOR with the LENDER or with any other lender relating to a LIABILITY in excess of One Hundred Thousand Dollars ($100,000.00), if as a result of such default the PERSON to whom such LIABILITY is owed has the right to require such LIABILITY to be paid prior to its stated maturity, and such default is not cured within five (5) BUSINESS DAYS after written notice from the LENDER. The failure of the BORROWER to make immediately any payment to the LENDER under the REVOLVING LOAN after the LENDER has made demand therefor automatically and without further action by the LENDER shall constitute a default under all other OBLIGATIONS.

       Section 8.6. Judgments. The BORROWER shall suffer final judgments for the payment of money aggregating in excess of Fifty Thousand Dollars ($50,000.00) and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or if commenced has been effectively stayed (e.g. through the posting of a bond).

       Section 8.7. Levy By Judgment Creditor. A judgment creditor of the BORROWER shall obtain possession of any of the COLLATERAL by any means, including but not limited to levy, distraint, replevin or self-help, and the BORROWER shall not remedy same within thirty (30) days thereof; or a writ of garnishment is served on the LENDER relating to any of the accounts of the BORROWER maintained by the LENDER.

       Section 8.8. Failure To Pay Liabilities. The BORROWER shall fail to pay any of its LIABILITIES, in any material amount, due any third PERSON and such failure shall continue for more than five (5) BUSINESS DAYS after written notice from the LENDER, unless the BORROWER holds a reasonably good faith defense to payment and has set aside reasonable reserves for the payment thereof.

       Section 8.9. Involuntary Insolvency Proceedings. The institution of involuntary INSOLVENCY PROCEEDINGS against the BORROWER and the failure of any such INSOLVENCY PROCEEDINGS to be dismissed before the earliest to occur of: (a) the date which is sixty (60) days after the institution of such INSOLVENCY PROCEEDINGS; (b) the entry of any order for relief in the INSOLVENCY PROCEEDING or any order adjudicating the BORROWER insolvent; or (c) the occurrence of any event which results in the principal balance outstanding under the REVOLVING LOAN exceeding the BORROWING BASE.

       Section 8.10. Voluntary Insolvency Proceedings. The commencement by the BORROWER of INSOLVENCY PROCEEDINGS.

       Section 8.11. Insolvency Proceedings Pertaining To Guarantors. The occurrence of any of the events listed in Sections 8.9 and 8.10 above to any of the GUARANTORS.

       Section 8.12. Material Adverse Event. The occurrence of a MATERIAL ADVERSE EVENT which is not cured within five (5) BUSINESS DAYS after written notice from the LENDER.

       Section 8.13. Default By Guarantor. The dissolution or liquidation of a GUARANTOR or the failure by a GUARANTOR to satisfy any obligation imposed upon such GUARANTOR in the GUARANTY AGREEMENT or in any other agreement executed by the GUARANTOR with or for the benefit of the LENDER and such failure is not cured within five (5) BUSINESS DAYS after written notice from the LENDER.

       Section 8.14. Impairment Of Guarantor's Collateral. Any event shall occur which the LENDER in good faith deems to materially and adversely impair any collateral which secures a GUARANTOR'S obligations under a GUARANTY AGREEMENT or in any related security agreement and such event is not cured within five (5) BUSINESS DAYS after written notice from the LENDER.

       Section 8.15. ERISA. If any TERMINATION EVENT shall occur and as of the date thereof or any subsequent date, the sum of the various liabilities of the BORROWER and its ERISA AFFILIATES (such liabilities to include, without limitation, any liability to the Pension Benefit Guaranty Corporation (or any successor thereto) or to any other party under Sections 4062, 4063, or 4064 of ERISA or any other provision of LAW and to be calculated after giving effect to the tax consequences thereof) resulting from or otherwise associated with such event exceeds One Hundred Thousand Dollars ($100,000.00); or the BORROWER or any of its ERISA AFFILIATES as an employer under any MULTIEMPLOYER PLAN shall have made a complete or partial withdrawal from such MULTIEMPLOYER PLANS and the plan sponsors of such MULTIEMPLOYER PLANS shall have notified such withdrawing employer that such employer has incurred a withdrawal liability requiring a payment in an amount exceeding Fifty Thousand Dollars ($50,000.00). Notwithstanding the aforegoing to the contrary, the occurrence of any of the events set forth in this Section 8.15 shall not constitute an EVENT OF DEFAULT unless it is not cured within five (5) BUSINESS DAYS after written notice from the LENDER.

       Section 8.16. Indictment Of Borrower Or Guarantor. The indictment of the BORROWER or any GUARANTOR for a felony under any federal, state or other LAW, and the LENDER determines in the good faith exercise of the LENDER'S discretion that a conviction of the BORROWER or GUARANTOR upon such indictment may result in a MATERIAL ADVERSE EVENT.

       Section 8.17. Injunction. If the BORROWER is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs and such injunction or restraint is not removed within five (5) BUSINESS DAYS after written notice from the LENDER.

       Section 8.18. Loss Of License, Permit, Etc. The loss, suspension, revocation or failure to renew any license, permit, franchise, merchandising agreement, or governmental approval, registration or exemption now held or hereafter acquired by the BORROWER, which loss, suspension, revocation or failure to renew is determined by the LENDER to be likely to cause a MATERIAL ADVERSE EVENT and which license, permit, franchise, merchandising agreement, or governmental approval, registration, or exemption is not obtained within five
(5) BUSINESS DAYS after written notice from the LENDER.

                                    ARTICLE 9
                                    ---------
                      RIGHTS AND REMEDIES ON THE OCCURRENCE
                      -------------------------------------
                             OF AN EVENT OF DEFAULT
                             ----------------------

       Section 9.1. Lender's Specific Rights And Remedies. In addition to all other rights and remedies provided by LAW and the LOAN DOCUMENTS, the LENDER, on the occurrence of any EVENT OF DEFAULT, may:

                  a. Accelerate and call immediately due and payable all or any part of the OBLIGATIONS;

                  b. Seek specific performance or injunctive relief to enforce performance of the undertakings, duties, and agreements provided in the LOAN DOCUMENTS, whether or not a remedy at law exists or is adequate; and

                  c. Exercise any rights of a secured creditor under the Uniform Commercial Code, as adopted and amended in Maryland, including the right to take possession of the COLLATERAL without the use of judicial process or hearing of any kind and the right to require the BORROWER to assemble the COLLATERAL at such place as the LENDER may specify.

       Section 9.2. Automatic Acceleration. Upon the occurrence of an EVENT OF DEFAULT as described in Sections 8.9 or 8.10 of this AGREEMENT, the OBLIGATIONS shall be automatically accelerated and due and payable without any notice, demand or action of any type on the part of the LENDER.

       Section 9.3. Sale Of Collateral. In addition to any other remedy provided herein, upon the occurrence of an EVENT OF DEFAULT, the LENDER, in a commercially reasonable fashion, may sell at public or private sale or otherwise realize upon, in Baltimore, Maryland, or elsewhere, the whole or, from time to time, any part of all COLLATERAL which is personal property, or any interest which the BORROWER may have therein. Pending any such action, the LENDER may collect and liquidate such COLLATERAL. After deducting from the proceeds of sale or other disposition of such COLLATERAL all expenses, including all expenses for legal services, the LENDER shall apply such proceeds toward the satisfaction of the OBLIGATIONS. Any remainder of the proceeds after satisfaction in full of the OBLIGATIONS shall be distributed as required by applicable LAW. Notice of any sale or other disposition shall be given to the BORROWER at least ten (10) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the COLLATERAL is to be made, which the BORROWER hereby agrees shall be commercially reasonable notice of such sale or other disposition. The BORROWER shall assemble, or shall cause to be assembled, at the BORROWER'S own expense, the COLLATERAL at such place or places as the LENDER shall designate. At any such sale or other disposition, the LENDER may, to the extent permissible under applicable law, purchase the whole or any part of the COLLATERAL, free from any right of redemption on the part of the BORROWER, which right is hereby waived and released to the extent lawfully permitted. Without limiting the generality of any of the rights and remedies conferred upon the LENDER under this Section, the LENDER may, to the full extent permitted by applicable law: (a) enter upon the premises of the BORROWER, and take immediate possession of the COLLATERAL, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary force to do so; (b) at the LENDER'S option, use, operate, manage, and control the COLLATERAL in any lawful manner; (c) collect and receive all income, revenue, earnings, issues, and profits therefrom; and (d) maintain, alter or remove the COLLATERAL as the LENDER may determine in the LENDER'S discretion.

       Section 9.4. Remedies Cumulative. The rights and remedies provided in this AGREEMENT and in the other LOAN DOCUMENTS or otherwise under applicable LAWS shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other rights or remedies in addition to, or as an alternative of, such right or remedy.

                                   ARTICLE 10
                                   ----------
                          GENERAL CONDITIONS AND TERMS
                          ----------------------------

       Section 10.1. Obligations Are Unconditional. The payment and performance of the OBLIGATIONS shall be the absolute and unconditional duty and obligation of the BORROWER, and shall be independent of any defense or any rights of set-off, recoupment or counterclaim which the BORROWER might otherwise have against the LENDER, and the BORROWER shall pay absolutely during the terms of the LOANS the payments of the principal and interest to be made on account of the LOANS and all other payments required hereunder, free of any deductions and without abatement, diminution or set-off other than those herein expressly provided. Until such time as the OBLIGATIONS have been fully paid and performed, the BORROWER: (a) shall not suspend or discontinue any payments provided for herein and in the NOTES; (b) shall perform and observe all of the BORROWER'S other covenants and agreements contained in the LOAN DOCUMENTS, including but not limited to making all payments required to be made to the LENDER; and (c) shall not terminate or attempt to terminate the LOAN DOCUMENTS for any cause.

       Section 10.2. Indemnity. The BORROWER agrees to defend, indemnify and hold harmless the LENDER and the LENDER'S parents, subsidiaries, affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered in connection with any claim, investigation, litigation or other proceeding (whether or not the LENDER is a party thereof) and the prosecution and defense thereof, arising out of or in any way connected with this AGREEMENT, any other LOAN DOCUMENT or the LOANS, including without limitation reasonable attorneys' and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor. Notwithstanding any termination of this AGREEMENT or payment and performance of the OBLIGATIONS, the indemnities provided for herein shall continue in full force and effect and shall protect the LENDER against events arising after such termination, payment or performance as well as before.

       Section 10.3. Lender Expenses. All LENDER EXPENSES shall be paid by the BORROWER, whether incurred prior to or after CLOSING, so that the subject transactions shall at all times be cost free to the LENDER.

       Section 10.4. Authorization To Obtain Financial Information. The BORROWER hereby irrevocably authorizes its accounting firm to provide the LENDER from time to time with such information as may be requested by the

LENDER, and hereby authorizes the LENDER to contact directly any such accounting firm in order to obtain such information.

       Section 10.5. Incorporation; Construction Of Inconsistent Provisions. The terms and conditions of the LOAN DOCUMENTS are incorporated by reference and made a part hereof, as if fully set forth herein. In the event of any inconsistency between this AGREEMENT and any other LOAN DOCUMENT, such inconsistency shall be construed, interpreted, and resolved so as to benefit the LENDER, independent of whether this AGREEMENT or another LOAN DOCUMENT controls, and the LENDER'S election of which interpretation or construction is for the LENDER'S benefit shall govern.

       Section 10.6. Waivers. The LENDER at any time or from time to time may waive all or any rights under this AGREEMENT or any other LOAN DOCUMENT, but any waiver or indulgence by the LENDER at any time or from time to time shall not constitute a future waiver of performance or exact performance by the BORROWER.

       Section 10.7. Continuing Obligation Of Borrower. The terms, conditions, and covenants set forth herein and in the LOAN DOCUMENTS shall survive CLOSING and shall constitute a continuing obligation of the BORROWER during the course of the transactions contemplated herein. The OBLIGATIONS of the BORROWER under this AGREEMENT shall remain in effect so long as any OBLIGATION is outstanding, unpaid or unsatisfied between the BORROWER and the LENDER.

       Section 10.8. Choice Of Law. The laws of the State of Maryland (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this AGREEMENT and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this AGREEMENT and its various provisions and the consequences and legal effect of all transactions and events which resulted in the execution of this AGREEMENT or which occurred or were to occur as a direct or indirect result of this AGREEMENT having been executed.

       Section 10.9. Submission/ To Jurisdiction; Venue; Actions Against Lender. For purposes of any action, in law or in equity, which is based directly or indirectly on this AGREEMENT, any other LOAN DOCUMENT or any matter related to this AGREEMENT or any other LOAN DOCUMENT, including any action for recognition or enforcement of any of the LENDER'S rights under the LOAN DOCUMENTS or any judgment obtained by the LENDER in respect thereof, the BORROWER hereby:

                  a. Irrevocably submits to the non-exclusive general jurisdiction of the courts of the State of Maryland and, if a basis for federal jurisdiction exists at any time, the courts of the United States of America for the District of Maryland;

                  b. Agrees that venue shall be proper in the Circuit Court for Baltimore City, Maryland, the Circuit Court for any county in the state of Maryland, as selected by the LENDER, and, if a basis for federal jurisdiction exists, the courts of the United States of America for the District of Maryland; and

                  c. Waives any right to object to the maintenance of any suit in any of the courts specified in clause (b) above on the basis of improper venue or convenience of forum.

                  The BORROWER further agrees that it shall not institute any suit or other action against the LENDER, in law or in equity, which is based directly or indirectly on this AGREEMENT, any other LOAN DOCUMENT or any matter related to this AGREEMENT or any other LOAN DOCUMENT, in any court other than a court specified in clause (b) above; provided, that in any instance in which there is then pending a suit instituted by the LENDER against the BORROWER in a court other than a court specified in clause (b) above, the BORROWER may file in such suit any counterclaim which it has against the LENDER but only if such counterclaim is a compulsory counterclaim and would be barred if not filed as a counterclaim in such suit. The BORROWER agrees that any suit brought by it against the LENDER not in accordance with this paragraph should be forthwith dismissed or transferred to a court specified in clause (b) above.

       Section 10.10. Notices. Any notice required or permitted by or in connection with this AGREEMENT shall be in writing and shall be made by facsimile (confirmed on the date the facsimile is sent by one of the other methods of giving notice provided for in this Section) or by hand delivery, by Federal Express, or other similar overnight delivery service, or by certified mail, unrestricted delivery, return receipt requested, postage prepaid, addressed to the LENDER or the BORROWER at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the LENDER or the BORROWER. Notice shall be considered given as of the date of the facsimile or the hand delivery, one (1) calendar day after delivery to Federal Express or similar overnight delivery service, or three (3) calendar days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish the fact that notice was given as provided herein. If notice is tendered pursuant to the provisions of this Section and is refused by the intended recipient thereof, the notice, nevertheless, shall be considered to have been given and shall be effective as of the date herein provided.

                  If to the LENDER:

                           THE FIRST NATIONAL BANK OF MARYLAND
                           405 Washington Avenue
                           Towson, Maryland  21204
                           Attn.: John C. Wasowicz, Vice President
                           Fax No.: (410) 832-7866

                  If to the BORROWER:

                           EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC. 11019 McCormick Road
                           Hunt Valley, Maryland   21031
                           Attn.: Joseph A. Spadaro, Executive Vice President Fax No.: (410) 771-1625

                  With A Courtesy Copy To:

                           EA ENGINEERING, SCIENCE, and TECHNOLOGY
                           11019 McCormick Road
                           Hunt Valley, Maryland 21031
                           Attn.: Jack P. Adler, Vice President, Secretary
                              and General Counsel
                           Fax No.: (410) 771-1625

The failure of the LENDER to send the above courtesy copy shall not impair the effectiveness of notice given to the BORROWER in the manner provided herein.

       Section 10.11. Participations. The LENDER reserves the right to assign all or any portion of its interests in either or both of the LOANS or the LOAN DOCUMENTS or to participate with other lending institutions in the LOANS and the LOAN DOCUMENTS on such terms and at such times as the LENDER may determine from time to time, all without any consent thereto or notice thereof to the BORROWER. The BORROWER hereby grants to each participating lending institution, to the full extent of the LOANS, the right to set off deposit accounts maintained by the BORROWER with such institution, and the BORROWER agrees to pay the LENDER EXPENSES of any such participating lending institution which arise or are incurred as a result of the occurrence of an EVENT OF DEFAULT.

       Section 10.12. Miscellaneous Provisions. The parties agree that: (a) this AGREEMENT shall be effective as of the date first above written, independent of the date of execution or delivery hereof; (b) this AGREEMENT shall be binding upon the parties and their successors and assigns; (c) this AGREEMENT and the LOAN DOCUMENTS contain the final and entire agreement and understanding of the parties, and any terms and conditions not set forth in this AGREEMENT or the LOAN DOCUMENTS are not a part of this AGREEMENT and the understanding of the parties hereto; (d) this AGREEMENT may be amended or altered only in writing signed by the party to be bound by the change or alteration; (e) time is strictly of the essence of this AGREEMENT; (f) as used herein, the singular includes the plural and the plural includes the singular, the use of any gender applies to all genders; (g) the captions contained herein are for purposes of convenience only and are not a part of this AGREEMENT; (h) a carbon, photographic, photocopy or other reproduction of a security agreement or financing statement shall be sufficient as a financing statement; (i) this AGREEMENT may be delivered by facsimile, and a facsimile of any party's signature to this AGREEMENT shall be deemed an original signature for all purposes; and (j) this AGREEMENT may be executed in several counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same document.

       Section 10.13. Leasecorp. It is specifically intended that LEASECORP is a third party beneficiary of Section 4.9 of this AGREEMENT and the terms of such Section may not be modified without the consent of LEASECORP.

       Section 10.14. Waiver Of Trial By Jury. Each party to this AGREEMENT agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by either party hereto or any successor or assign of any party on or with respect to this AGREEMENT or any other LOAN DOCUMENT or which in any way relates, directly or indirectly, to the OBLIGATIONS or any event, transaction, or occurrence arising out of or in any way connected with any of the OBLIGATIONS, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

       IN WITNESS WHEREOF, the LENDER and the BORROWER have duly executed this AGREEMENT under seal as of the date first above written.

WITNESS/ATTEST:                    LENDER:

                                   THE FIRST NATIONAL BANK OF MARYLAND,
                                   A National Banking Association


/s/ MaryJane McDonough             By: /s/ John C. Wasowicz
----------------------                 --------------------
(SEAL)                                 John C. Wasowicz,
                                       Vice President



                                   BORROWER:

                                   EA ENGINEERING, SCIENCE, AND
                                   TECHNOLOGY, INC.,
                                   A Delaware Corporation

/s/ Jack O. Alder                  By: /s/ Joseph A. Spadaro  (SEAL)
-----------------                      ---------------------
                                       Name: Joseph A. Spadaro
                                       Title: Executive Vice President

                                 $8,500,000.00

                         REVOLVING LOAN PROMISSORY NOTE
                         ------------------------------


                                      From



                 EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.,
                             A Delaware Corporation

                                    Borrower



                                To The Order Of



                      THE FIRST NATIONAL BANK OF MARYLAND,
                         A National Banking Association

                                     Lender


                                                     Dated As Of August 22, 1997

Baltimore, Maryland                                                $8,500,000.00
August 22, 1997

                         REVOLVING LOAN PROMISSORY NOTE
                         ------------------------------

         FOR VALUE RECEIVED, the undersigned EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC., a Delaware corporation ("BORROWER"), promises to pay to the order of THE FIRST NATIONAL BANK OF MARYLAND, a national banking association ("LENDER"), at the LENDER'S offices at 25 South Charles Street, Baltimore, Maryland 21201 or at such other places as the holder of this Promissory Note may from time to time designate, the principal sum of Eight Million Five Hundred Thousand Dollars ($8,500,000.00), or so much as may have been advanced to the BORROWER under the terms of the "REVOLVING LOAN," as defined and described in the Loan And Security Agreement of even date herewith between the LENDER and the BORROWER ("AGREEMENT"), together with interest thereon at the rate or rates hereafter specified until paid in full and any and all other sums which may be owing to the holder of this Promissory Note by the BORROWER pursuant to this Promissory Note. The following terms shall apply to this Promissory Note.

         11. Interest Rate. Interest shall accrue on the unpaid principal balance of this Promissory Note until paid in full at the fluctuating annual rate of interest set forth in the AGREEMENT.

         12. Calculation Of Interest. Interest shall be calculated on the basis of a three hundred sixty (360) days per year factor applied to the actual days on which there exists an unpaid balance hereunder.

         13. Repayment. Accrued and unpaid interest, plus any then due applicable late payment charges or default interest, shall be paid in consecutive monthly payments beginning on September 1, 1997 and continuing on the first calendar day of each succeeding month until September 30, 1999, which is the final and absolute maturity date of this Promissory Note, at which time all sums due hereunder that remain unpaid, including principal, interest, charges and fees, shall be paid in full.

         14. Late Payment Charge. If any payment due hereunder, including any final installment, is not received by the holder within fifteen (15) calendar days after its due date, the BORROWER shall pay a late payment charge equal to five percent (5%) of the amount then due. The late payment charge shall be due whether or not the holder declares this Promissory Note in default or accelerates and demands immediate payment of the sums due hereunder. The existence of the right by the holder to receive a late payment charge shall not constitute a grace period or provide any right in the BORROWER to make a payment other than on its due date.

         15. Application Of Payments. All payments made hereunder shall be applied first to late payment charges or other sums owed to the holder, next to accrued interest, and then to principal, or in such other order or proportion as the holder, in the holder's sole discretion, may elect from time to time.

         16. Prepayment. The BORROWER may prepay this Promissory Note in whole or in part at any time or from time to time without premium or additional interest. All prepayments under this Promissory Note shall be applied to the outstanding principal balance in the inverse order of scheduled maturities.

         17. Rights Upon Default. Upon the occurrence of an "EVENT OF DEFAULT" (as that term is defined in the AGREEMENT), in addition to all other rights or remedies available to the holder under the AGREEMENT and all other documents evidencing, securing or otherwise documenting the loan evidenced by this Promissory Note (collectively with the AGREEMENT, the "LOAN DOCUMENTS") or under applicable law, the holder of this Promissory Note shall have the following rights:

                  17.1. Acceleration. The holder of this Promissory Note, in the holder's sole discretion and without notice or demand, may declare the entire unpaid principal balance plus accrued interest and all other sums due hereunder immediately due and payable. Reference is made to the LOAN DOCUMENTS for further and additional rights on the part of the holder to declare the entire unpaid principal balance plus accrued interest and all other sums due hereunder immediately due and payable.

                  17.2. Default Interest Rate. The holder of this Promissory Note, in the holder's sole discretion and without notice or demand, may raise the rate of interest accruing on the unpaid principal balance by two (2) percentage points above the rate of interest otherwise applicable, independent of whether the holder elects to accelerate the unpaid principal balance as a result of such default, unless prior to the imposition of the default rate of interest, the BORROWER cures such event to the satisfaction of the holder hereof. If the default rate of interest is imposed by the holder, the default rate shall remain in effect until the event authorizing the imposition thereof has been cured to the holder's satisfaction. Any individual waiver of the holder's right to impose the default rate of interest or to retain the default rate of interest after imposition thereof shall not be considered a waiver of this section or any future right of the holder to impose the default rate of interest pursuant to this Section.

                  17.3. Confession Of Judgment. The BORROWER authorizes any attorney admitted to practice before any court of record in the United States to appear on behalf of the BORROWER in any court in one or more proceedings, or before any clerk thereof or prothonotary or other court official, and to confess judgment against the BORROWER in favor of the holder of this Promissory Note in the full amount due on this Promissory Note (including principal, accrued interest and any and all charges, fees and costs) plus attorneys' fees equal to fifteen percent (15%) of the amount due, plus court costs, all without prior notice or opportunity of the BORROWER for prior hearing. The BORROWER agrees and consents that venue and jurisdiction shall be proper in the Circuit Court of any County of the State of Maryland or of Baltimore City, Maryland, or in the United States District Court for the District of Maryland. The BORROWER waives the benefit of any and every statute, ordinance, or rule of court which may be lawfully waived conferring upon the BORROWER any right or privilege of exemption, homestead rights, stay of execution, or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment; provided, however, the BORROWER does not waive the right to raise a defense based on an actual controversy as to the merits of the confession of judgment action under Rule 2-611, Maryland Rules, Annotated Code of Maryland. The authority and power to appear for and enter judgment against the BORROWER shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions from time to time, in the same or different jurisdictions, as often as the holder shall deem necessary, convenient, or proper. Notwithstanding the holder's right to obtain a judgment by confession which includes attorney's fees of fifteen percent of the amount due hereunder, the holder shall only collect attorney fees in an amount equal to the actual attorney fees incurred in connection with the enforcement of this Promissory Note and the LOAN DOCUMENTS.

         18. Interest Rate After Judgment. If judgment is entered against the BORROWER on this Promissory Note, the amount of the judgment entered (which may include principal, interest, fees, and costs) shall bear interest at the higher of the maximum interest rate imposed upon judgments by applicable law or the above described default interest rate, to be determined on the date of the entry of the judgment.

         19. Expenses Of Collection And Attorneys' Fees. Should this Promissory Note be referred to an attorney for collection, whether or not judgment has been confessed or suit has been filed, the BORROWER shall pay all of the holder's reasonable costs, fees and expenses, including reasonable attorneys' fees, resulting from such referral.

         20. Waiver Of Defenses. In the event any one or more holders of this Promissory Note transfer this Promissory Note for value, the BORROWER agrees that all subsequent holders of this Promissory Note who take for value and without actual knowledge of a claim or defense of the BORROWER against a prior holder shall not be subject to any claims or defenses which the BORROWER may have against a prior holder, all of which are waived as to the subsequent holder, and that all such subsequent holders shall have all rights of a holder in due course with respect to the BORROWER even though the subsequent holder may not qualify, under applicable law, absent this section, as a holder in due course. The BORROWER shall retain all rights and claims which the BORROWER may have against prior holders despite any such transfers and the waiver of defenses provided in this section as to subsequent holders.

         21. Waiver Of Protest. The BORROWER, and all parties to this Promissory Note, whether maker, indorser, or guarantor, waive presentment, notice of dishonor and protest.

         22. Extensions Of Maturity. All parties to this Promissory Note, whether maker, indorser, or guarantor, agree that the maturity of this Promissory Note, or any payment due hereunder, may be extended at any time or from time to time without releasing, discharging, or affecting the liability of such party.

         23. Manner And Method Of Payment. All payments called for in this Promissory Note shall be made in lawful money of the United States of America. If made by check, draft, or other payment instrument, such check, draft, or other payment instrument shall represent immediately available funds. In the holder's discretion, any payment made by a check, draft, or other payment instrument shall not be considered to have been made until such time as the funds represented thereby have been collected by the holder. Should any payment date fall on a non-banking day, the BORROWER shall make the payment on the next succeeding banking day.

         24. Notices. Any notice or demand required or permitted by or in connection with this Promissory Note shall be given in the manner specified in the AGREEMENT for the giving of notices under the AGREEMENT. Notwithstanding anything to the contrary, all notices and demands for payment from the holder actually received in writing by the BORROWER shall be considered to be effective upon the receipt thereof by the BORROWER regardless of the procedure or method utilized to accomplish delivery thereof to the BORROWER.

         25. Assignability. This Promissory Note may be assigned by the LENDER or any holder at any time or from time to time.

         26. Joint And Several Liability. If more than one person or entity is executing this Promissory Note as a BORROWER, all liabilities under this Promissory Note shall be joint and several with respect to each of such persons or entities.

         27. Binding Nature. This Promissory Note shall inure to the benefit of and be enforceable by the LENDER and the LENDER'S successors and assigns and any other person to whom the LENDER or any holder may grant an interest in the BORROWER'S obligations hereunder, and shall be binding and enforceable against the BORROWER and the BORROWER'S personal representatives, successors and assigns.

         28. Invalidity Of Any Part. If any provision or part of any provision of this Promissory Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Promissory Note and this Promissory Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

         29. Choice Of Law. The laws of the State of Maryland (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Promissory Note and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this Promissory Note and its various provisions and the consequences and legal effect of all transactions and events which resulted in the issuance of this Promissory Note or which occurred or were to occur as a direct or indirect result of this Promissory Note having been executed.

         30. Consent To Jurisdiction; Agreement As To Venue. The BORROWER irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Maryland and of the United States District Court for the District of Maryland, if a basis for federal jurisdiction exists. The BORROWER agrees that venue shall be proper in any circuit court of the State of Maryland selected by the LENDER or in the United States District Court for the District of Maryland if a basis for federal jurisdiction exists and waives any right to object to the maintenance of a suit in any of the state or federal courts of the State of Maryland on the basis of improper venue or of inconvenience of forum.

         31. Unconditional Obligations. The BORROWER'S obligations under this Promissory Note shall be the absolute and unconditional duty and obligation of the BORROWER and shall be independent of any rights of set-off, recoupment or counterclaim which the BORROWER might otherwise have against the holder of this Promissory Note, and the BORROWER shall pay absolutely the payments of principal, interest, fees and expenses required hereunder, free of any deductions and without abatement, diminution or set-off.

         32. Seal And Effective Date. This Promissory Note is an instrument executed under seal and is to be considered effective and enforceable as of the date set forth on the first page hereof, independent of the date of actual execution and delivery.

         33. Tense; Gender; Defined Terms; Section Headings. As used herein, the singular includes the plural and the plural includes the singular. A reference to any gender also applies to any other gender. Defined terms are entirely capitalized throughout. The section headings are for convenience only and are not part of this Promissory Note.

         34. Actions Against Lender. Any action brought by the BORROWER against the LENDER which is based, directly or indirectly, on this Promissory Note or any matter in or related to this Promissory Note, including but not limited to the making of the loan evidenced hereby or the administration or collection thereof, shall be brought only in courts located in the State of Maryland. The BORROWER may not file a counterclaim against the LENDER in a suit brought by the LENDER against the BORROWER in a state other than the State of Maryland unless under the rules of procedure of the court in which the LENDER brought the action the counterclaim is mandatory, and not merely permissive, and will be considered waived unless filed as a counterclaim in the action instituted by the LENDER. The BORROWER agrees that any forum other than the State of Maryland is an inconvenient forum and that a suit brought by the BORROWER against the LENDER in a court of any state other than the State of Maryland should be forthwith dismissed or transferred to a court located in the State of Maryland by that Court.

         35. Waiver Of Jury Trial. The BORROWER (by execution of this Promissory
Note) and the LENDER (by acceptance of this Promissory Note) agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by or against the BORROWER or the LENDER, or any successor or assign of the BORROWER or the LENDER, on or with respect to this Promissory Note or any of the other LOAN DOCUMENTS, or which in any way relates, directly or indirectly, to the obligations of the BORROWER to the LENDER under this Promissory Note or any of the other LOAN DOCUMENTS, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. THE BORROWER AND THE LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. The BORROWER and the LENDER acknowledge and agree that this provision is a specific and material aspect of the agreement between the parties and that the LENDER would not enter into the transaction with the BORROWER if this provision were not part of their agreement.

         IN WITNESS WHEREOF, the BORROWER has duly executed this Promissory Note under seal as of the date first above written.

WITNESS/ATTEST:                    THE BORROWER:

                                   EA ENGINEERING, SCIENCE, AND
                                   TECHNOLOGY, INC.,
                                   A Delaware Corporation

/s/ Jack P. Adler                  By: /s/ Joseph A. Spadaro  (SEAL)
-----------------                      ---------------------
                                       Name:  Joseph A. Spadaro
                                       Title: Executive Vice President



                                 ACKNOWLEDGMENT
                                 --------------

STATE OF MARYLAND, CITY OF BALTIMORE, TO WIT:

         I HEREBY CERTIFY, that on this 22nd day of August, 1997, before me, the undersigned a Notary Public of the State of Maryland, personally appeared Joseph
A. Spadaro, who acknowledged himself to be a Executive Vice President of EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC., and acknowledged that he, as such Executive Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC. by himself as Executive Vice President.

         IN WITNESS MY Hand and Notarial Seal.

                                                    Laura D. Bell  (SEAL)
                                                    -------------
                                                    NOTARY PUBLIC

My Commission Expires:
        3/15/99

                                  $431,746.28
                           TERM LOAN PROMISSORY NOTE



                                      From



                 EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.,
                             A Delaware Corporation



                                    Borrower



                                To The Order Of



                      THE FIRST NATIONAL BANK OF MARYLAND,
                         A National Banking Association

                                     Lender


                                                     Dated As Of August 22, 1997

Baltimore, Maryland                                                  $431,746.28
August 22, 1997

                            TERM LOAN PROMISSORY NOTE
                            -------------------------

         FOR VALUE RECEIVED, the undersigned EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC., a Delaware corporation ("BORROWER"), promises to pay to the order of THE FIRST NATIONAL BANK OF MARYLAND, a national banking association ("LENDER"), at the LENDER'S offices at 25 South Charles Street, Baltimore, Maryland 21201 or at such other places as the holder of this Promissory Note may from time to time designate, the principal sum of Four Hundred Thirty-One Thousand Seven Hundred Forty-Six Dollars and Twenty-Eight Cents ($431,746.28), together with interest thereon at the rate or rates hereafter specified until paid in full and any and all other sums which may be owing to the holder of this Promissory Note by the BORROWER pursuant to this Promissory Note. The following terms shall apply to this Promissory Note.

         36. Interest Rate. Interest shall accrue on the unpaid principal balance of this Promissory Note until paid in full at an annual rate of interest as set forth in the Loan And Security Agreement of even date herewith by and between the BORROWER and the LENDER ("AGREEMENT").

         37. Calculation Of Interest. Interest shall be calculated on the basis of a three hundred sixty (360) days per year factor applied to the actual days on which there exists an unpaid balance hereunder.

         38. Repayment. Payments of accrued and unpaid interest only shall be made by the BORROWER to the holder of this Promissory Note on September 1, 1997, and on the first calendar day of each month thereafter until all sums outstanding hereunder are paid in full. The principal balance of this Promissory Note shall be repaid as follows: (a) On August 21, 1997, September 21, 1997, October 21, 1997 and November 21, 1997, the BORROWER shall make monthly principal payments in the amount of Forty-three Thousand, Six Hundred Fifty Dollars and Seventy-nine Cents ($43,650.79); (b) commencing on December 21, 1997, and continuing on the Twenty-first day of each month thereafter until all principal sums outstanding hereunder are paid in full, the Borrower shall make monthly payments of Twenty- one Thousand Four Hundred Twenty-Eight Dollars and Fifty-seven Cents ($21,428.57); and (c) on October 21, 1998, which date is the final and absolute maturity date of this Promissory Note, the Borrower shall make payment of all sums due hereunder, including principal, interest, charges and fees, shall be paid in full.

         39. Late Payment Charge. If any payment due hereunder, including any final installment, is not received by the holder within fifteen (15) calendar days after its due date, the BORROWER shall pay a late payment charge equal to five percent (5%) of the amount then due. The late payment charge shall be due whether or not the holder declares this Promissory Note in default or accelerates and demands immediate payment of the sums due hereunder. The existence of the right by the holder to receive a late payment charge shall not constitute a grace period or provide any right in the BORROWER to make a payment other than on its due date.

         40. Application Of Payments. All payments made hereunder shall be applied first to late payment charges or other sums owed to the holder, next to accrued interest, and then to principal, or in such other order or proportion as the holder, in the holder's sole discretion, may elect from time to time.

         41. Prepayment. If interest is accruing on the unpaid principal balance of this Promissory Note at a fluctuating rate of interest, the BORROWER may prepay this Promissory Note in whole or in part at any time or from time to time without premium or additional interest. If interest is accruing on the unpaid principal balance of this Promissory Note at a fixed rate of interest, the BORROWER shall pay a prepayment fee to the holder of this Promissory Note in the event all or any portion of the principal balance of this Promissory Note is paid prior to its original scheduled maturity date. The prepayment fee shall be calculated by discounting to present value, as of the date of prepayment, the remaining payments of principal and interest on the principal balance of the Promissory Note being prepaid, using a discount rate equal to one percent (1%) above the yield to maturity of the noncallable debt obligation of the United States Treasury having a maturity date nearest in time to the maturity date of the portion of the principal outstanding under this Promissory Note being prepaid. If such a discounted value exceeds the unpaid principal amount being prepaid, then the prepayment fee shall be in an amount equal to such excess. If the discounted value does not exceed the unpaid principal amount being prepaid, there shall be no prepayment fee. The maturity date and yield to maturity of the applicable United States Treasury obligation shall be determined on the basis of quotations published in the Wall Street Journal on the date of prepayment or from such other source as the holder of this Promissory Note, in its sole discretion shall deem appropriate. All prepayments under this Promissory Note shall be applied to the outstanding principal balance in the inverse order of scheduled maturities.

         42. Rights Upon Default. Upon the occurrence of an "EVENT OF DEFAULT" (as that term is defined in the AGREEMENT), in addition to all other rights or remedies available to the holder under the AGREEMENT and all other documents evidencing, securing or otherwise documenting the loan evidenced by this Promissory Note (collectively with the AGREEMENT, the "LOAN DOCUMENTS") or under applicable law, the holder of this Promissory Note shall have the following rights:

                  42.1. Acceleration. The holder of this Promissory Note, in the holder's sole discretion and without notice or demand, may declare the entire unpaid principal balance plus accrued interest and all other sums due hereunder immediately due and payable. Reference is made to the LOAN DOCUMENTS for further and additional rights on the part of the holder to declare the entire unpaid principal balance plus accrued interest and all other sums due hereunder immediately due and payable.

                  42.2. Default Interest Rate. The holder of this Promissory Note, in the holder's sole discretion and without notice or demand, may raise the rate of interest accruing on the unpaid principal balance by two (2) percentage points above the rate of interest otherwise applicable, independent of whether the holder elects to accelerate the unpaid principal balance as a result of such default, unless prior to the imposition of the default rate of interest, the BORROWER cures such event to the satisfaction of the holder hereof. If the default rate of interest is imposed by the holder, the default rate shall remain in effect until the event authorizing the imposition thereof has been cured to the holder's satisfaction. Any individual waiver of the holder's right to impose the default rate of interest or to retain the default rate of interest after imposition thereof shall not be considered a waiver of this section or any future right of the holder to impose the default rate of interest pursuant to this Section.

                  42.3. Confession Of Judgment. The BORROWER authorizes any attorney admitted to practice before any court of record in the United States to appear on behalf of the BORROWER in any court in one or more proceedings, or before any clerk thereof or prothonotary or other court official, and to confess judgment against the BORROWER in favor of the holder of this Promissory Note in the full amount due on this Promissory Note (including principal, accrued interest and any and all charges, fees and costs) plus attorneys' fees equal to fifteen percent (15%) of the amount due, plus court costs, all without prior notice or opportunity of the BORROWER for prior hearing. The BORROWER agrees and consents that venue and jurisdiction shall be proper in the Circuit Court of any County of the State of Maryland or of Baltimore City, Maryland, or in the United States District Court for the District of Maryland. The BORROWER waives the benefit of any and every statute, ordinance, or rule of court which may be lawfully waived conferring upon the BORROWER any right or privilege of exemption, homestead rights, stay of execution, or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment; provided, however, the BORROWER does not waive the right to raise a defense based on an actual controversy as to the merits of the confession of judgment action under Rule 2-611, Maryland Rules, Annotated Code of Maryland. The authority and power to appear for and enter judgment against the BORROWER shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto; such authority and power may be exercised on one or more occasions from time to time, in the same or different jurisdictions, as often as the holder shall deem necessary, convenient, or proper. Notwithstanding the holder's right to obtain a judgment by confession which includes attorney's fees of fifteen percent of the amount due hereunder, the holder shall only collect attorney fees in an amount equal to the actual attorney fees incurred in connection with the enforcement of this Promissory Note and the LOAN DOCUMENTS.

         43. Interest Rate After Judgment. If judgment is entered against the BORROWER on this Promissory Note, the amount of the judgment entered (which may include principal, interest, fees, and costs) shall bear interest at the higher of the maximum interest rate imposed upon judgments by applicable law or the above described default interest rate, to be determined on the date of the entry of the judgment.

         44. Expenses Of Collection And Attorneys' Fees. Should this Promissory Note be referred to an attorney for collection, whether or not judgment has been confessed or suit has been filed, the BORROWER shall pay all of the holder's reasonable costs, fees and expenses, including reasonable attorneys' fees, resulting from such referral.

         45. Waiver Of Defenses. In the event any one or more holders of this Promissory Note transfer this Promissory Note for value, the BORROWER agrees that all subsequent holders of this Promissory Note who take for value and without actual knowledge of a claim or defense of the BORROWER against a prior holder shall not be subject to any claims or defenses which the BORROWER may have against a prior holder, all of which are waived as to the subsequent holder, and that all such subsequent holders shall have all rights of a holder in due course with respect to the BORROWER even though the subsequent holder may not qualify, under applicable law, absent this section, as a holder in due course. The BORROWER shall retain all rights and claims which the BORROWER may have against prior holders despite any such transfers and the waiver of defenses provided in this section as to subsequent holders.

         46. Waiver Of Protest. The BORROWER, and all parties to this Promissory Note, whether maker, indorser, or guarantor, waive presentment, notice of dishonor and protest.

         47. Extensions Of Maturity. All parties to this Promissory Note, whether maker, indorser, or guarantor, agree that the maturity of this Promissory Note, or any payment due hereunder, may be extended at any time or from time to time without releasing, discharging, or affecting the liability of such party.

         48. Manner And Method Of Payment. All payments called for in this Promissory Note shall be made in lawful money of the United States of America. If made by check, draft, or other payment instrument, such check, draft, or other payment instrument shall represent immediately available funds. In the holder's discretion, any payment made by a check, draft, or other payment instrument shall not be considered to have been made until such time as the funds represented thereby have been collected by the holder. Should any payment date fall on a non-banking day, the BORROWER shall make the payment on the next succeeding banking day.

         49. Notices. Any notice or demand required or permitted by or in connection with this Promissory Note shall be given in the manner specified in the AGREEMENT for the giving of notices under the AGREEMENT. Notwithstanding anything to the contrary, all notices and demands for payment from the holder actually received in writing by the BORROWER shall be considered to be effective upon the receipt thereof by the BORROWER regardless of the procedure or method utilized to accomplish delivery thereof to the BORROWER.

         50. Assignability. This Promissory Note may be assigned by the LENDER or any holder at any time or from time to time.

         51. Joint And Several Liability. If more than one person or entity is executing this Promissory Note as a BORROWER, all liabilities under this Promissory Note shall be joint and several with respect to each of such persons or entities.

         52. Binding Nature. This Promissory Note shall inure to the benefit of and be enforceable by the LENDER and the LENDER'S successors and assigns and any other person to whom the LENDER or any holder may grant an interest in the BORROWER'S obligations hereunder, and shall be binding and enforceable against the BORROWER and the BORROWER'S personal representatives, successors and assigns.

         53. Invalidity Of Any Part. If any provision or part of any provision of this Promissory Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Promissory Note and this Promissory

Note shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

         54. Choice Of Law. The laws of the State of Maryland (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Promissory Note and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this Promissory Note and its various provisions and the consequences and legal effect of all transactions and events which resulted in the issuance of this Promissory Note or which occurred or were to occur as a direct or indirect result of this Promissory Note having been executed.

         55. Consent To Jurisdiction; Agreement As To Venue. The BORROWER irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Maryland and of the United States District Court for the District of Maryland, if a basis for federal jurisdiction exists. The BORROWER agrees that venue shall be proper in any circuit court of the State of Maryland selected by the LENDER or in the United States District Court for the District of Maryland if a basis for federal jurisdiction exists and waives any right to object to the maintenance of a suit in any of the state or federal courts of the State of Maryland on the basis of improper venue or of inconvenience of forum.

         56. Unconditional Obligations. The BORROWER'S obligations under this Promissory Note shall be the absolute and unconditional duty and obligation of the BORROWER and shall be independent of any rights of set-off, recoupment or counterclaim which the BORROWER might otherwise have against the holder of this Promissory Note, and the BORROWER shall pay absolutely the payments of principal, interest, fees and expenses required hereunder, free of any deductions and without abatement, diminution or set-off.

         57. Seal And Effective Date. This Promissory Note is an instrument executed under seal and is to be considered effective and enforceable as of the date set forth on the first page hereof, independent of the date of actual execution and delivery.

         58. Tense; Gender; Defined Terms; Section Headings. As used herein, the singular includes the plural and the plural includes the singular. A reference to any gender also applies to any other gender. Defined terms are entirely capitalized throughout. The section headings are for convenience only and are not part of this Promissory Note.

         59. Actions Against Lender. Any action brought by the BORROWER against the LENDER which is based, directly or indirectly, on this Promissory Note or any matter in or related to this Promissory Note, including but not limited to the making of the loan evidenced hereby or the administration or collection thereof, shall be brought only in courts located in the State of Maryland. The BORROWER may not file a counterclaim against the LENDER in a suit brought by the LENDER against the BORROWER in a state other than the State of Maryland unless under the rules of procedure of the court in which the LENDER brought the action the counterclaim is mandatory, and not merely permissive, and will be considered waived unless filed as a counterclaim in the action instituted by the LENDER. The BORROWER agrees that any forum other than the State of Maryland is an inconvenient forum and that a suit brought by the BORROWER against the LENDER in a court of any state other than the State of Maryland should be forthwith dismissed or transferred to a court located in the State of Maryland by that Court.

         60. Waiver Of Jury Trial. The BORROWER (by execution of this Promissory
Note) and the LENDER (by acceptance of this Promissory Note) agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by or against the BORROWER or the LENDER, or any successor or assign of the BORROWER or the LENDER, on or with respect to this Promissory Note or any of the other LOAN DOCUMENTS, or which in any way relates, directly or indirectly, to the obligations of the BORROWER to the LENDER under this Promissory Note or any of the other LOAN DOCUMENTS, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. THE BORROWER AND THE LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. The BORROWER and the LENDER acknowledge and agree that this provision is a specific and material aspect of the agreement between the parties and that the LENDER would not enter into the transaction with the BORROWER if this provision were not part of their agreement.

         IN WITNESS WHEREOF, the BORROWER has duly executed this Promissory Note under seal as of the date first above written.

WITNESS/ATTEST:                   THE BORROWER:

                                  EA ENGINEERING, SCIENCE, AND
                                  TECHNOLOGY, INC.,
                                  A Delaware Corporation

/s/ Jack P. Adler                 By: /s/ Joseph A. Spadaro  (SEAL)
-----------------                     ---------------------
                                      Name:  Joseph A. Spadaro
                                      Title: Executive Vice President

                                 ACKNOWLEDGMENT
                                 --------------

STATE OF MARYLAND, CITY OF BALTIMORE, TO WIT:

         I HEREBY CERTIFY, that on this 22nd day of August, 1997, before me, the undersigned a Notary Public of the State of Maryland, personally appeared Joseph
A. Spadaro, who acknowledged himself to be a Executive Vice President of EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC., a Delaware corporation, and acknowledged that he, as such Executive Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC. by himself as Executive Vice President.

         IN WITNESS MY Hand and Notarial Seal.

                                                  /s/ Joseph A. Spadaro  (SEAL)
                                                  ---------------------
                                                       NOTARY PUBLIC

My Commission Expires:
      3/15/99